EXHIBIT 10.1


                                                                  CONFORMED COPY



                              AMENDED AND RESTATED
                   AMENDMENT, RESTATEMENT, GENERAL PROVISIONS
                          AND INTERCREDITOR AGREEMENT


                         dated as of September 23, 2002

                                     among

                             U.S. INDUSTRIES, INC.,
                               USI GLOBAL CORP.,
                          USI AMERICAN HOLDINGS, INC.,
                              USI ATLANTIC CORP.,
                           REXAIR HOLDINGS, INC., and
                                 REXAIR, INC.,
                                  as Obligors

                the other subsidiaries of U.S. Industries, Inc.
                   parties hereto, as additional Loan Parties

                WILMINGTON TRUST COMPANY and DAVID A. VANASKEY,
                             as Collateral Trustees

                             BANK OF AMERICA, N.A.,
                        as Debt Coordinator, USI Agent,
                   Rexair Agent, and Rexair Collateral Agent

                                      and

                            THE LENDERS PARTY HERETO









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                         T A B L E  O F  C O N T E N T S
Section                                                                     Page
                                                                            ----
                                   Article I

                        DEFINITIONS AND ACCOUNTING TERMS

    Section 1.01 Certain Defined Terms.........................................1
    Section 1.02 Computation of Time Periods; Other Definitional Provisions...24
    Section 1.03 Accounting Terms.............................................24

                                   Article II

              AMENDED AND RESTATED BANK FACILITIES AND COMMITMENTS

    Section 2.01 Amendment and Restatement of the Bank Facilities, Generally..24
    Section 2.02 Restated USI Commitments.....................................25
    Section 2.03 Restated Rexair Commitments..................................26
    Section 2.04 Restated Independent L/C Commitments.........................26
    Section 2.05 Restated Guaranties..........................................26
    Section 2.06 Restated Liens...............................................27

                                  Article III

                            COMMON CREDIT PROVISIONS

    Section 3.01 Use of Bank Facility Proceeds................................28
    Section 3.02 Interest Rate; Commitment Fees, Etc..........................28
    Section 3.03 Maturity Date................................................30
    Section 3.04 Scheduled Bank Debt Amortization.............................30
    Section 3.05 Mandatory Prepayments........................................32
    Section 3.06 Optional Prepayments.........................................33
    Section 3.07 Pro Rata Allocation of Permanent Reductions..................33
    Section 3.08 Application of Pro Rata Allocations..........................34
    Section 3.09 Increased Costs, Etc.........................................35
    Section 3.10 Taxes........................................................37
    Section 3.11 Payments and Computations....................................38

                                   Article IV

                                   CONDITIONS

    Section 4.01 Conditions Precedent to Effectiveness........................39
    Section 4.02 Conditions Precedent to Each Credit Extension................41
    Section 4.03 Conditions Precedent to Maturity Extension...................42
    Section 4.04 Use of Revolving Proceeds....................................42
    Section 4.05 Determinations Under Section 4.01............................42


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                                      ii

                                   Article V

                         REPRESENTATIONS AND WARRANTIES

    Section 5.01 Representations and Warranties...............................42

                                   Article VI

                                   COVENANTS

    Section 6.01 Affirmative Covenants........................................47
    Section 6.02 Negative Covenants...........................................52
    Section 6.03 Reporting Requirements.......................................60
    Section 6.04 Financial Covenants..........................................64

                                  Article VII

                               EVENTS OF DEFAULT

    Section 7.01 Events of Default............................................66
    Section 7.02 DIP Event....................................................69

                                  Article VIII

                       GuarantIes, Collateral and ClAiMS

    Section 8.01 Guaranties and Liens.........................................69
    Section 8.02 Subrogation and Waiver.......................................69
    Section 8.03 Release of Claims............................................70
    Section 8.04 Additional Guarantees and Collateral.........................71
    Section 8.05 Cash Collateral..............................................71
    Section 8.06 Release of Lien in Connection with Asset Dispositions........71
    Section 8.07 Release of Lien in Connection with Exchange Offer............72

                                   Article IX

                    DEBT COORDINATOR AND STEERING COMMITTEE

    Section 9.01 Appointments and Authorizations..............................72
    Section 9.02 Delegation of Duties.........................................73
    Section 9.03 Liability....................................................73
    Section 9.04 Reliance.....................................................74
    Section 9.05 Notice of Default............................................74
    Section 9.06 Credit Decision..............................................74
    Section 9.07 Indemnification..............................................75
    Section 9.08 Debt Coordinator and Steering Committee Members, in their
                 Individual Capacities........................................76
    Section 9.09 Successor Debt Coordinator or Steering Committee Member......76
    Section 9.10 Arrangers, Syndication Agents and Others.....................76


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                                      iii


                                   Article X

                           INTERCREDITOR ARRANGEMENTS

    Section 10.01 Voting and Consents.........................................77
    Section 10.02 Defaults; Standstill........................................79
    Section 10.03 Other Actions...............................................80
    Section 10.04 Sharing of Non-Ratable Proceeds.............................80

                                   Article XI

                                 MISCELLANEOUS

    Section 11.01 Notices, Etc................................................80
    Section 11.02 No Waiver; Remedies.........................................81
    Section 11.03 Execution in Counterparts...................................81
    Section 11.04 Binding Effect; Novation....................................81
    Section 11.05 Jurisdiction; Process Agent; Judgment Currency; Etc.........81
    Section 11.06 Governing Law...............................................82
    Section 11.07 Conflict with Other Agreements..............................82
    Section 11.08 Costs and Expenses..........................................82
    Section 11.09 Register....................................................84
    Section 11.10 Waiver of Jury Trial........................................84


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                                      iv


Schedules
---------

Schedule I........      -     Lender Commitments
Schedule II.......      -     Outstanding Independent L/Cs
Schedule III......      -     Rexair Amendment
Schedule IV.......      -     Principal Business Units
Schedule V........      -     Collateral Trust Agreement Amendment
Schedule 4.01(1)(iii)   -     Foreign Collateral
Schedule 5.01(b)..      -     Subsidiaries
Schedule 5.01(n)..      -     Environmental Matters
Schedule 5.01(p)..      -     Liens
Schedule 5.01(q)..      -     Surviving Debt
Schedule 5.01(r)..      -     Real Property
Schedule 5.01(s)..      -     Leased Property
Schedule 5.01(t)..      -     Investments
Schedule 5.01(u)..      -     Intellectual Property
Schedule 6.02(p)..      -     Capital Expenditures Schedule
Schedule 6.04(a)..      -     Financial Covenant Adjustments


Exhibits
--------

Exhibit A.........       -    Form of Non-Shared Guaranty
Exhibit B.........       -    Form of Opinion of Counsel to the Loan Parties
Exhibit C.........       -    Form of Weekly Cash Flow Report
Exhibit D.........       -    Form of Pledge and Security Agreement Supplement
Exhibit E.........       -    Form of Assignment and Acceptance

     AMENDED AND RESTATED AMENDMENT, RESTATEMENT, GENERAL PROVISIONS AND INTERCREDITOR AGREEMENT (this "Agreement") dated as of September 23, 2002, among U.S. Industries, Inc. ("USI"), USI Global Corp. ("USI Global"), USI American Holdings, Inc. ("USIAH"), USI Atlantic Corp. ("USI Atlantic" and, together with USI, USI Global and USIAH, the "USI Obligors"), REXAIR HOLDINGS, INC., formerly known as Strategic Industries, Inc. ("Rexair Holdings"), REXAIR, INC. ("Rexair" and, together with Rexair Holdings, the "Rexair Obligors" and together with the USI Obligors, the "Obligors"), and the other USI Subsidiaries party hereto (together with (i) the Obligors and (ii) any other Subsidiary of USI from to time that has executed and delivered or is hereafter required under
Section 6.01(j) to execute and deliver a Non-Shared Guaranty or any Collateral Document, the "Loan Parties"), WILMINGTON TRUST COMPANY, not in its individual capacity but solely as corporate trustee and DAVID A. VANASKEY, not in his individual capacity but solely as individual trustee under the USI Collateral Documents as amended on the terms set forth below (together, the "Collateral Trustees"), BANK OF AMERICA, N.A. ("BofA"), as collateral agent under the Rexair Collateral Documents (in such capacity, the "Rexair Collateral Agent"), as USI Agent and Rexair Agent under each of the Credit Agreements, and as debt coordinator hereunder (in such capacity as debt coordinator, the "Debt Coordinator"), and the various bank and other lender parties hereto.

                                    RECITALS

     WHEREAS, the parties hereto are parties to the Amendment, Restatement, General Provisions and Intercreditor Agreement dated as of August 15, 2001 (the "Prior Effective Date"), as modified by (i) the Waiver and Consent dated as of December 21, 2001, (ii) the Waiver and Consent dated as of January 7, 2002,
(iii) Amendment No. 1 dated as of June 30, 2002 and (iv) the Waiver dated as of September 5, 2002 (as so modified and as otherwise modified from time to time prior to the date hereof, the "Existing Agreement"), each among the parties to this Agreement and certain other bank and other lender parties from time to time parties thereto.

     WHEREAS, the parties hereto desire to restructure the Bank Facilities and amend and restate the Existing Agreement to, among other things, (i) provide for the extension of the term thereof to the Initial Maturity Date (as defined below) upon the satisfaction of the conditions precedent set forth in Section
4.01 hereof, and further extend the term thereof to the Extended Maturity Date (as defined below) upon the satisfaction of the conditions precedent set forth in Section 4.03 hereof, (ii) reduce the Commitments thereunder and (iii) provide for the conversion of a portion of existing USI Bank Exposure into a term loan facility, each as more fully described herein.

     NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   Article I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACH" means an automated clearing house transaction or service.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such


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                                       2


Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

     "Agents" means, individually and collectively, the USI Agent, the Rexair Agent and the Rexair Collateral Agent.

     "Agreement" has the meaning specified in the Preamble.

     "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Debt Coordinator equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Debt Coordinator was the sole party determining such payment amount (with the Debt Coordinator making such determination pursuant to the provisions of the form of Master Agreement); (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Debt Coordinator based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Debt Coordinator as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used herein and not otherwise defined in this Agreement shall have the respective meanings set forth in the Master Agreement described above in subsection (a).

     "Amendment Documents" means this Agreement, the Credit Documents and each exhibit, supplement and other document delivered in connection herewith amending, modifying or restating the Credit Documents.

     "Asset Disposition" means a USI Asset Disposition or a Rexair Asset Disposition.

     "Asset Disposition Program" means the program of USI and its financial advisors pursuant to which Principal Business Units will be offered for sale.

     "Authorized Officer" means the Chairman of the Board, the Chief Financial Officer, the General Counsel, any Vice President, the Secretary, the Treasurer or the Controller of a Person or any other officer designated as an "Authorized Officer" by the Board of Directors (or equivalent governing body) of such Person.

     "Available Amount" of any Letter of Credit means, at any time, the maximum undrawn amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

     "Bank Debt" means all Debt of the Loan Parties under the Bank Facilities.


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                                       3


     "Bank Exposure" means, with respect to any Bank at any time, any and all then outstanding Obligations of any kind owed or owing by any and all of the Obligors to such Bank under any or all of the Bank Facilities, including Loans, Available Amounts, Unfunded Commitments, interest, fees, reimbursable amounts and other amounts, direct or indirect contingent or otherwise.

     "Bank Facility" means each credit facility under the Credit Agreements (including the USI Term Facility) and each Independent L/C Commitment and the credit facility provided by the applicable Independent L/C Issuer relating thereto, each as amended and restated by the Existing Agreement and as amended, modified and restated hereby.

     "Bankruptcy Event" has the meaning as specified in Section 7.01.

     "Banks" means the USI Banks, the Rexair Banks and the Independent L/C Issuers.

     "Base Rate" has the meaning specified in Section 3.02.

     "Base Rate Credit" means any Loan or other credit extension that bears interest or fees determined by reference to a Base Rate.

     "BofA" has the meaning specified in the Preamble.

     "Borrowing" means a term, revolving or a swingline borrowing under any of the Bank Facilities.

     "Business Day" means a day of the year on which banks are not required or authorized by law to close in any of New York City, Charlotte, North Carolina, Wilmington, Delaware and, if the applicable Business Day relates to any LIBOR Rate Credit on which dealings are carried on in the London interbank market, London, England.

     "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus
(b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less (i) the credit granted by the seller of such equipment for the equipment being traded in at such time and (ii) the amount of such proceeds applied to such purchase price.

     "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

     "Carryback Claims" means tax refunds received by USI arising from carryback claims for net operating losses or capital losses.

     "Cash Collateral Account" has the meaning specified in Section 8.05.


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                                       4


     "Cash Equivalents" means any of the following, to the extent owned by an Obligor free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of acquisition or issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the federal government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Bank or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. ("Moody's") or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), (d) time deposits or certificates of deposit maturing within one year after the issuance thereof issued by commercial banks organized under the laws of any country that is a member of the OECD and having a combined capital and surplus in excess of $25,000,000 or that is a Bank or (e) Investments, classified in accordance with GAAP as Current Assets of such obligor or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

     "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of USI (or other securities convertible into such Voting Interests) representing 25% or more of the combined voting power of all Voting Interests of USI; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of any of the Loan Parties shall cease for any reason to constitute a majority of the board of directors of such Loan Parties; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of USI or control over Voting Interests of USI (or other securities convertible into such Voting Interests) representing 25% or more of the combined voting power of all Voting Interests of USI; provided, however, that this clause (c) shall not apply to any such acquisition the terms of which expressly require, upon its consummation, the full repayment (and in the case of Letters of Credit, collateralization) of all Bank Exposure; or (d) USI shall cease to directly or indirectly own 100% of the Equity Interests in each other Loan Party (other than in connection with a permitted Asset Disposition).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all "Collateral" referred to in the Collateral Documents (and any Bank Facility, as applicable) and all other property that is or is purported to be subject to any Lien in


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                                       5


favor of the Collateral Trustees, including Shared Collateral and Rexair Collateral for the benefit of any or all of the secured parties thereunder.

     "Collateral Documents" means, as of the Effective Date, the Rexair Collateral Documents and the USI Collateral Documents collectively, as in effect immediately prior to the Effective Date and, thereafter, as amended and restated hereby, and from time to time thereafter.

     "Collateral Trust Agreement" means the Collateral Trust Agreement dated as of April 30, 2001, among the Loan Parties, as grantors, and the Collateral Trustees, as amended and restated as of August 15, 2001, as amended by the Collateral Trust Agreement Amendment upon the effectiveness of Articles II and III hereof and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time hereafter.

     "Collateral Trust Agreement Amendment" has the meaning specified in
Section 2.06(a).

     "Collateral Trustees" has the meaning specified in the Preamble.

     "Commitment" means any outstanding commitment of any Bank under or in respect of any Bank Facility.

     "Commitment Conversion" has the meaning specified in Section
2.02(b).

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

     "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a Primary Obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the Primary Obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "Control Agreement" means any agreement between a Permitted Account Bank and either the Collateral Trustees, in the case of any deposit account, securities entitlement or financial asset maintained by USI or any other Loan Party (other than any Rexair Obligor), or the Rexair Collateral Agent, in the case of any deposit account, securities entitlement or financial asset maintained by any


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                                       6


Rexair Obligor, in each case pursuant to which such Permitted Account Bank, (i) acknowledges and accepts the assignment of such assets, or all rights related to such assets, to the Collateral Trustees for the benefit of the Secured Holders or to the Rexair Collateral Agent for the benefit of the Secured Rexair Creditors, as applicable, in each case pursuant to the Collateral Documents, and (ii) agrees to comply with instructions, directions and entitlement orders, as the case may be, originated by the Collateral Trustees or the Rexair Collateral Agent, or any authorized designee of either, as applicable, with respect to the accounts, securities entitlements and financial assets without further consent of USI or such other Loan Party. The Control Agreement must be in form and substance satisfactory to the Collateral Trustees or the Rexair Collateral Agent, as applicable, and the Debt Coordinator and must be sufficient to satisfy the control requirements of Section 9-104 (in the case of deposit accounts) and Section 9-106 (in the case of securities entitlements and financial assets) of the New York UCC.

     "Credit Agreements" means the USI Credit Agreement and the Rexair Credit Agreement.

     "Credit Documents" means, collectively, (a) the Credit Agreements, (b) the credit documents relating to the Independent L/Cs, (c) the Guaranties, (d) the Collateral Documents and (e) any and all agreements, instruments and other documents delivered by any of the parties thereto pursuant to or in connection with any of the Bank Facilities, as in effect immediately prior to the Effective Date and, thereafter, as amended and restated hereby and from time to time hereafter.

     "Credit Extension" has the meaning specified in Section 4.02.

     "Debt" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) (other than any such Obligations existing on the Effective Date), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under bankers' acceptances, letters of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations with respect to Debt of the type described in clauses (a) through
(h) above and Off-Balance Sheet Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through
(i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

     "Debt Coordinator" has the meaning specified in the Preamble.

     "Debt Coordinator's Account" means an account of the Debt Coordinator maintained by the Debt Coordinator at such location and having such account number and reference information in respect of which shall have been specified in writing to the Loan Parties and the Banks on or prior to the Effective Date, or such other account as the Debt Coordinator may thereafter specify in writing to the Loan Parties and the Banks.


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                                       7


     "Debt/EBITDA Ratio" means, at any date of determination, the ratio of (i) Consolidated Debt for Borrowed Money of USI and its Subsidiaries (other than the Rexair Obligors) as at such date to (ii) Consolidated EBITDA of USI and its Subsidiaries (other than the Rexair Obligors) during the four consecutive Fiscal Quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 6.03(b) or (c), as the case may be.

     "Debt for Borrowed Money" of USI and its Subsidiaries means all items that, in accordance with GAAP, would be classified as indebtedness on the Consolidated balance sheet of USI (excluding any amounts on deposit in the Notes Escrow Account).

     "Debt Termination Date" means the date on which (i) all Loans or other credit extensions and all outstanding reimbursement Obligations in respect of Letters of Credit and bankers' acceptances under all Bank Facilities have been paid in full, (ii) all commitments to provide any credit extension under any Bank Facility and all Letter of Credit Commitments have been terminated, and
(iii) all Letters of Credit and bankers' acceptances under any Bank Facility shall have either been cancelled or cash collateralized or covered by a back-up Letter of Credit in a manner reasonably satisfactory to the issuing bank thereof.

     "Default" means any Event of Default or any event that would constitute an Event of Default upon the giving of notice or lapse of time or both.

     "Defaulted Advance" means, with respect to any Bank at any time, the portion of any Loan required to be made by such Bank to an Obligor pursuant to
Article II at or prior to such time that has not been made by such Bank, by any Agent or by the Debt Coordinator for the account of such Bank as of such time.

     "Defaulted Amount" means, with respect to any Bank at any time, any amount required to be paid by such Bank to any Agent or the Debt Coordinator hereunder or under any other Transaction Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Bank to (a) the Debt Coordinator or any Agent pursuant to Section 9.07 to reimburse such Debt Coordinator or Agent for the amount of any advance made by such Debt Coordinator or Agent for the account of such Bank or (b) any Steering Committee Related Person pursuant to Section 9.07 to reimburse such Steering Committee Related Person for such Bank's ratable share of any amount required to be paid by such Bank to such Steering Committee Related Person as provided therein.

     "Defaulting Bank" means, at any time, any Bank that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 7.01(f).

     "Dollars" and "$" mean the lawful money of the United States.

     "Domestic Subsidiary" means any Subsidiary of USI other than a Foreign Subsidiary.

     "EBITDA" means, at any date of determination, determined on a Consolidated basis, the sum of (a) net income (or net loss) and, without duplication and to the extent deducted in determining net income (or loss), (b) interest expense,
(c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) restructuring charges (including management retention bonuses) and (g) all other non-cash charges deducted in determining net income for such period and other non-recurring charges, and adjusted for other income and expense items, equity earnings in investees, interest income, and other non-cash gains (excluding pension income gains), in the case of any Person, determined in accordance with GAAP for the period for which EBITDA is determined, provided that for purposes of Section 6.04(a), the determination of EBITDA shall exclude the Rexair Obligors; and provided, further that, for any period or portion thereof, through and including September 28, 2002, during which any operations of USI and its Consolidated Subsidiaries have been classified as discontinued operations for purposes of determining the net income (or loss) of USI and its Consolidated Subsidiaries (any such period or portion thereof, a "Discontinued Period" and any such discontinued operations, "Discontinued Operations"), the amounts described in each of clauses (a) through (g) above shall include, without duplication, any such amounts with respect to the Discontinued Operations for such Discontinued Period.

     "Effective Date" has the meaning specified in Section 4.01.

     "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Equipment" means all "Equipment" referred to in Section 1(a) of the Pledge and Security Agreement.

     "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Obligor, or under common control with any Obligor, within the meaning of Section 414 of the Code.

     "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Obligor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

     "Events of Default" has the meaning specified in Section 7.01.

     "Excepted Assets" means (a) in the case of USI and its Subsidiaries (other than the Rexair Obligors) the assets referred to in Section 6.02(e)(i) and (ii) and (b) in the case of the Rexair Obligors, the assets referred to Section 9.02(ii) and (iii) of the Rexair Credit Agreement, as amended and restated by the Rexair Amendment and set forth on Schedule III hereto. "Excess Cash Flow" means, for each Fiscal Quarter commencing with the Fiscal Quarter ending December 28, 2002 and cumulatively thereafter, an amount (if positive) equal to the sum of:

     (i)  EBITDA less

    (ii) cash restructuring charges (comprised solely of professional fees, bank fees, severance payments and retention bonuses (other than success fees deducted from the definition of Net Cash Proceeds) related to the Transaction) less

   (iii)  income tax expense less

    (iv)  Capital Expenditures less

     (v)  interest expense and other expense plus

    (vi)  interest income and other income plus

   (vii)  the Retained Refund Amount, if any less

  (viii) the Reserved Amount, to the extent that such amount is actually applied to the payment at maturity of the Remaining Notes.

     "Exchange Offer" means the offer by USI to the holders of the 2003 Notes to exchange such holders' 2003 Notes for Extended Notes and each such holder's ratable share of the amount of cash collateral in the Notes Escrow Account allocable to the 2003 Notes.

     "Existing Agreement" has the meaning specified in the Recitals to this Agreement.

     "Extended Maturity Date" means October 4, 2004.

     "Extended Notes" means the notes issued in connection with the Exchange Offer as partial consideration for the 2003 Notes of the exchanging Noteholders on terms and conditions satisfactory to the Debt Coordinator, the proposed terms and conditions of which shall have been disclosed to the Banks prior to the Effective Date and which shall include, without limitation, each of the following:

     (i) the terms of the Exchange Offer shall not include the payment of any fees or other cash compensation (other than (i) permitted payments from the Notes Escrow Account or from operating cash flow and (ii) a consent fee payable to each Noteholder participating in the Exchange Offer in an aggregate amount not to exceed 0.50% of the face amount of the 2003 Notes held by such Noteholder) to the holders of the Extended Notes;

     (ii) the Exchange Offer shall not result in any change in the respective collateral positions of the Noteholders and the Banks that would be adverse to the Banks;

    (iii) the Extended Notes shall not include any additional material covenants; and

     (iv) the maturity of the Extended Notes shall be no earlier than December 31, 2004.

     "Extraordinary Receipt" means any cash in an amount equal to or greater than $50,000 received by or paid to or for the account of any Person not in the ordinary course of business other than the proceeds of an Asset Disposition, including, without limitation, tax refunds (to the extent not otherwise accounted for as an adjustment to income tax expense), pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property (A) are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Credit Documents, so long as such application or expenditure is intended to be made and is made within 6 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; and provided further that Extraordinary Receipt shall not include cash receipts received from insurance proceeds or recoveries from insurance carriers with respect to personal injury claims and applied (or solely with respect to payments received from insolvent carriers, to be applied) to pay (or to reimburse such Person for the payment of) any such claims.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Agent from three Federal funds brokers of recognized standing selected by it.

     "Final Payment" has the meaning specified in Section 8.02(a).

     "Financial Advisor" means FTI Consulting, financial advisor to the Debt Coordinator, and any successor financial advisor that may be appointed from time to time at the sole discretion of the Debt Coordinator.

     "Fiscal Quarter" means a fiscal quarter of USI ending on or about March 31, June 30, September 30 and December 31 of each year.

     "Fiscal Year" means a fiscal year of USI ending on or about September 30 in any calendar year.

     "Foreign Collateral" has the meaning specified in the Collateral Trust Agreement.

     "Foreign Collateral Document" has the meaning specified in the Collateral Trust Agreement.

     "Foreign Loan Party" means any Subsidiary of USI organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia that has executed or is hereafter required to execute and deliver, pursuant to Section 6.01(j) or otherwise, any Foreign Collateral Document.

     "Foreign Subsidiary" means any Subsidiary of USI (other than any Foreign Loan Party, except that this exclusion shall not apply to Section 6.02(a)(vii)) organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

     "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.03, are to be used in making the calculations for purposes of determining compliance with this Agreement.

     "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

     "Governmental Authorization" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

     "Guaranties" means collectively, the USI Bank Debt Guaranties, Rexair Bank Debt Guaranties and the Non-Shared Guaranties.

     "Guarantors" means collectively, the guarantor parties to the Guaranties.

     "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

     "Hedge Bank" means any Bank or an Affiliate of a Bank in its capacity as a party to a Secured Hedge Agreement.

     "Immaterial Subsidiary" has the meaning specified in Section 6.01(j).

     "Independent L/C" means (i) each of the presently outstanding letters of credit listed on Schedule II hereto issued for the account of USI by one or more issuing USI Banks, but not issued under or subject to any of the Credit Agreements, together with any extensions thereof, (ii) each other such Letter of Credit issued in accordance with Section 2.04 hereof by an issuing USI Bank described in (i) above from time to time, other than any replacements or other Letters of Credit which may be issued under the USI Credit Agreement and (iii) any letter of credit that extends, rolls-over or replaces an Independent L/C on substantially similar terms following the occurrence of a DIP Event.

     "Independent L/C Cash Collateral Account" means the cash collateral account designated as the "Independent L/C Cash Collateral Account" for the Letter of Credit Collateralization of Independent L/Cs maintained with the Debt Coordinator and under the control of the Collateral Trustees pursuant to the Pledge and Security Agreement.

     "Independent L/C Commitment" means the commitment of each Independent L/C Issuer set forth opposite its name on Schedule I, as reduced on the Effective Date and as otherwise reduced hereunder from time to time.

     "Independent L/C Exposure" means, with respect to any Independent L/C Issuer at any time, any and all then outstanding Obligations of any kind owed or owing by any and all of the USI Obligors to such Independent L/C Issuer under the Credit Documents relating to Independent L/Cs issued by such Independent L/C Issuer.

     "Independent L/C Issuer" means any USI Bank that has issued a presently outstanding Independent L/C.

     "Initial Maturity Date" means October 1, 2003.

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "Interest Coverage Ratio" means, as determined on the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA of USI and its Subsidiaries (other than the Rexair Obligors) to (b) interest paid or payable on all Debt for Borrowed Money, in each case, of or by USI and its Subsidiaries on a Consolidated basis (other than the Rexair Obligors) during the four consecutive Fiscal Quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 6.03(b) or (c), as the case may be.

     "Interest Period" has, with respect to any Bank Facility, the meaning ascribed thereto in the applicable Credit Document.

     "Inventory" means all Inventory as defined in Section 1(b) of the Pledge and Security Agreement.

     "Investment" in any Person means any Loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause
(i) or (j) of the definition of "Debt" in respect of such Person.

     "Issuing Bank" means, with respect to any Bank Facility, the meaning ascribed thereto in the applicable Credit Agreement, or any Independent L/C Issuer.

     "JUSI" means JUSI Holdings, Inc., a Wholly Owned Subsidiary of USI.

     "L/C Cash Collateral Account" means the cash collateral account designated as the "L/C Cash Collateral Account" maintained for the Letter of Credit Collateralization of Letters of Credit issued under the USI Credit Agreement maintained with the Debt Coordinator and under the control of the Collateral Trustees pursuant to the Pledge and Security Agreement.

     "Letter of Credit" means (i) any Independent L/C and (ii) any Letter of Credit as defined in and issued pursuant to a Credit Agreement.

     "Letter of Credit Collateralization" means, in respect of any Permanent Reduction or portion thereof allocable to the Available Amount of any Letter of Credit, the delivery of cash or Permitted Cash Equivalents in the amount of such allocation to the Debt Coordinator, to be held in a segregated Cash Collateral Account as collateral security for the Bank Exposure associated with such Letter of Credit.

     "Letter of Credit Commitment" means, (i) with respect to a USI Issuing Bank at any time, the amount set forth opposite its name on Schedule I hereto under the caption "USI Letter of Credit Commitment", (ii) with respect to any Rexair Bank, the amount set forth opposite its name on Schedule I under the caption "Rexair Letter of Credit Commitment", and (iii) with respect to any Independent L/C Issuer at any time, its Independent L/C Commitment.

     "LIBOR" or "LIBOR Rate" has the meaning described in Section 3.02.

     "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Liquidity" means, with respect to Loan Parties other than Rexair Obligors, the sum of unused commitments under the Bank Facilities, plus cash and Cash Equivalents on hand in domestic banks, including in any Cash Collateral Account collateralizing Unfunded Commitment Reductions, plus interest and earnings on all deposit accounts (including all Cash Collateral Accounts).

     "Loan" has, with respect to each Bank Facility, the meaning specified therefor in the applicable Credit Agreement, and includes each term loan allocable to the USI Term Commitment.

     "Loan Parties" has the meaning specified in the Preamble; provided, however, that solely for purposes of Section 6.02, unless and until a Rexair Event Occurs, the term "Loan Parties" shall not include Rexair Holdings or any of its Subsidiaries.

     "Majority Banks" has the meaning specified in Section 10.01(a).

     "Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of USI and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of USI and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Debt Coordinator, any of the Agents, the Collateral Trustees or any Bank under any Transaction Document or (c) the ability of the Obligors, taken as a whole, to perform their Obligations under any Transaction Document to which it is or is to be a party.

     "Material Subsidiary" means, at any time, a Subsidiary of USI having assets in an amount equal to at least 5% of the amount of total Consolidated assets of USI and its Subsidiaries (determined as of the last day of the most recent Fiscal Quarter) or revenues or net income in an amount equal to at least 5% of the amount of total Consolidated revenues or net income of USI and its Subsidiaries for the 12-month period ending on the last day of the most recent Fiscal Quarter.

     "Maturity Date" means either (a) the Initial Maturity Date or (b) upon and following the occurrence of the Maturity Extension, the Extended Maturity Date.

     "Maturity Extension" has the meaning specified in Section 4.03.

     "Mortgages" means each of the mortgages and deeds of trust granted by the Loan Parties to the Collateral Trustees for the benefit of the holders of Senior Debt Exposure, as their interests may appear.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Obligor or any ERISA Affiliate and at least one Person other than the Obligor and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity

Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) customary brokerage commissions, underwriting fees and discounts, legal fees, fees paid to accountants and financial advisors, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Obligor or any Affiliate of any Obligor and are properly attributable to such transaction or to the asset that is the subject thereof and (d) reasonable success fees paid to operating management of the entity or entities subject to an Asset Disposition in connection with such Asset Disposition; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Obligor or such Affiliate may deduct an amount (the "Reserved Tax Amount") equal to the amount reserved in accordance with GAAP for such Obligor's or such Affiliate's reasonable estimate of such taxes, other than taxes for which such Obligor or such Affiliate is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Tax Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

     "Non-Shared Collateral" means any Collateral that is not Shared Collateral, provided that, so long as any Rexair Bank Exposure remains outstanding or any commitments in respect thereof shall not have been terminated, the Non-Shared Collateral shall not include any Rexair Collateral.

     "Non-Shared Collateral Loan Party" means any Subsidiary of USI that is within clause (ii) or, to the extent provided pursuant to Section 6.01(j)(i), clause (i) of the definition of "Unrestricted Subsidiary" under the Notes.

     "Non-Shared Guaranty" means a guaranty in substantially the form of Exhibit A hereto or in form and substance otherwise satisfactory to the Debt Coordinator from a Non-Shared Collateral Loan Party guaranteeing the Obligations of each other Loan Party under and in respect of the Bank Facilities.

     "Non-Shared Lien" means, collectively, the Liens and collateral created under the USI Collateral Documents solely for the benefit of the holders of Bank Debt.

     "Note Document" means the Notes, the Notes Indentures and any and all agreements, instruments and other documents delivered by any of the parties thereto pursuant to or in connection with any of the Notes or Notes Indentures.

     "Noteholder" means any Person that is the current beneficial holder of a Note.

     "Notes" means (i) the 7-1/4% Senior Notes due December 1, 2006, in the original principal amount of $125,000,000, (ii) the 7-1/8% Senior Notes due October 15, 2003 (the "2003 Notes"), in the original principal amount of $250,000,000, issued pursuant to the Notes Indentures and (iii) the Extended Notes.

     "Notes Escrow Account" has the meaning specified in Section 3.08(a).

     "Notes Escrow Delivery" means the delivery to the Collateral Trustees of cash allocable to the outstanding principal amount of a series of the Notes.

     "Notes Exposure" means, with respect to all Notes at any time, the aggregate outstanding Obligations of the USI Obligors under the Notes.

     "Notes Indentures" means the (i) the Indenture dated as of December 12, 1996, as amended, among USI, USIAH and USI Global, as issuers, USI Atlantic as parent guarantor and PNC Bank, National Association as trustee, with respect to the 7-1/4% Senior Notes due December 1, 2006, and (ii) the Indenture dated as of October 27, 1998, as amended, among USI, USI Global and USIAH, as issuers, USI Atlantic as guarantor and Bank One Trust Company, N.A. as trustee, with respect to the 7-1/8% Senior Notes due October 15, 2003 and the Extended Notes, as either such indenture may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "NPL" means the National Priorities List under CERCLA.

     "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of the Obligors under the Credit Documents and Bank Facilities include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Credit Document or Bank Facility and (b) the obligation to reimburse any amount in respect of any of the foregoing that any of the Banks, Agents or the Debt Coordinator in its sole discretion, may elect to pay or advance on behalf of such Obligor.

     "Obligors" has the meaning specified in the Preamble.

     "Off-Balance Sheet Obligation" means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such Obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

     "Other Taxes" has the meaning specified in Section 3.10(b).

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "Permanent Reduction" means any or all of the following: (i) the permanent repayment or prepayment of outstanding Loan principal, Letter of Credit reimbursement obligations or bankers acceptances under any Credit Document (and the concurrent termination or reduction of any related commitments), (ii) a Letter of Credit Collateralization and (iii) in the case of a Permanent Reduction consisting of an application of Net Cash Proceeds of Senior Debt Collateral, (A) a Notes Escrow Delivery and (B) an Unfunded Commitment Reduction.

     "Permitted Account Bank" has the meaning specified in Section 6.01(n).

     "Permitted Cash Equivalents" means Obligations described in clauses (a) and (b) of the definition of Cash Equivalents.

     "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business that
(i) are not overdue for a period of more than 60 days and (ii) individually or together with all other Permitted Liens incurred in reliance upon this clause
(b) outstanding on any date of determination do not materially adversely affect the use or value of the property to which they relate; and (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of April 30, 2001, by the Loan Parties, as grantors, in favor of the Collateral Trustees, as amended and restated as of August 15, 2001 and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time hereafter.

     "Pledge and Security Agreement Supplement" means a Pledge and Security Agreement Supplement in substantially the form of Exhibit D.

     "Pledged Debt" has the meaning specified in Section 1(d)(iv) of the Pledge and Security Agreement.

     "Pledged Shares" has the meaning specified in Section 1(d)(iii) of the Pledge and Security Agreement.

     "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

     "Principal Business Unit" means each of the divisions of USI set forth in
Schedule IV hereto.

     "Prior Effective Date" has the meaning specified in the Recitals to this Agreement.

     "Pro Rata" means, at any time, (i) when applied to all Senior Debt, in accordance with the Pro Rata Share of each Bank and Noteholder of the Total Principal Exposure under all Bank Facilities and the Notes taken as a whole, and (ii) when applied to all or some of the Bank Debt, in accordance with each Bank's Pro Rata Share of Total Principal Exposure under all the included Bank Facilities.

     "Pro Rata Share" means at any time of determination (subject to the proviso set forth in Section 3.07),

     (a) when applied to all holders of Senior Debt Exposure, for each Bank or Noteholder, the percentage share equal to a fraction, the numerator of which is the Total Principal Exposure of such Bank or Noteholder under all Senior Debt and the denominator of which is the Total Principal Exposure of all Banks and Noteholders under all Senior Debt;

     (b) when applied to all Banks, for each Bank, the percentage share equal to a fraction, the numerator of which is equal to the Total Principal Exposure of such Bank under all Bank Facilities and the denominator of which is the Total Principal Exposure of all Banks under all Bank Facilities; and

     (c) when applied to all Rexair Banks, for each Rexair Bank, the percentage share equal to a fraction, the numerator of which is equal to the Total Principal Exposure of such Rexair Bank under the Rexair Credit Agreement and the denominator of which is the Total Principal Exposure of all Rexair Banks under the Rexair Credit Agreement.

     "Receivables" means Receivables as defined in Section 1(c) of the Pledge and Security Agreement.

     "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Remaining Notes" means any 2003 Notes that are not exchanged pursuant to the Exchange Offer.

     "Reserved Amount" means an amount equal to the difference between (i) the principal amount of the Remaining Notes following the consummation of the Exchange Offer and (ii) the ratable share of cash collateral on deposit in the Notes Escrow Account allocable to the holders of the Remaining Notes (which amount shall in no event exceed $14,000,000).

     "Reserved Net Cash Proceeds" has the meaning specified in Section 3.05(d)(ii).

     "Retained Refund Amount" has the meaning specified in Section 3.05(d)(i).

     "Rexair" has the meaning specified in the Preamble.

     "Rexair Agent" means BofA in its capacity as administrative agent under the Rexair Credit Agreement.

     "Rexair Amendment" has the meaning specified in Section 2.03(b).

     "Rexair Asset Disposition" has the meaning specified in Section 9.02(v) of the Rexair Credit Agreement, as amended and restated by the Rexair Amendment as set forth on Schedule III hereto.

     "Rexair Asset Disposition Proceeds" means the net proceeds of any Rexair Asset Disposition.

     "Rexair Bank" means, as of any date, each lender party to the Rexair Credit Agreement as at such date.

     "Rexair Bank Debt Guaranty" has the meaning specified in Section 2.05(b).

     "Rexair Bank Exposure" means, with respect to any Rexair Bank at any time, its Bank Exposure under the Rexair Bank Facilities at such time.

     "Rexair Bank Facilities" means the Loan and Letter of Credit facilities under the Rexair Credit Agreement.

     "Rexair Bank Majority" has the meaning specified in Section 10.01(c)(ii).

     "Rexair Collateral" means all Collateral consisting of assets of the Rexair Obligors subject to the Rexair Debt Lien.

     "Rexair Collateral Agent" has the meaning specified in the Preamble.

     "Rexair Collateral Disposition" means any Asset Disposition of assets of Rexair Obligors subject to the Rexair Debt Lien.

     "Rexair Collateral Documents" means the Rexair Pledge Agreement, the Rexair Security Agreement and all other agreements, documents and instruments creating, evidencing or perfecting the liens in connection therewith, each as in effect as of the date hereof and as amended, amended and restated, supplemented or otherwise modified from time to time hereafter, each for the benefit of the Secured Rexair Creditors.

     "Rexair Collateral Proceeds" means the Net Cash Proceeds of any Rexair Collateral Disposition.

     "Rexair Commitment" has the meaning specified in Section 2.03.

     "Rexair Credit Agreement" means the Credit Agreement dated as of March 24, 2000 among Rexair Holdings, Rexair, Banc of America Securities LLC, as joint lead arranger and joint book manager, BofA, as a lender, as issuing bank, as swingline bank and as Rexair Agent, the other lenders party thereto and DLJ Capital Funding, Inc., as joint lead arranger, joint book manager and syndication agent thereunder, as amended and restated by the Existing Agreement, by this Agreement and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time hereafter.

     "Rexair Debt" means Debt under the Rexair Bank Facilities.

     "Rexair Debt Lien" means, collectively, the liens and collateral arrangements created pursuant to and existing under the Rexair Collateral Documents in favor of the Rexair Collateral Agent for the benefit of the Secured Rexair Creditors.

     "Rexair Event" means the permanent reduction of all Rexair Debt Exposure to zero or any earlier consummation of an Asset Disposition described in the proviso to Section 3.07.

     "Rexair Holdings" has the meaning ascribed thereto in the Preamble.

     "Rexair Holdings Guaranty" means, prior to the Effective Date, the guaranty by Rexair Holdings as set forth in Section 14 of the Rexair Credit Agreement as in effect immediately prior to the Effective Date and thereafter, as amended and restated hereby and from time to time hereafter.

     "Rexair Issuing Bank" means an issuer of a Letter of Credit under the Rexair Credit Agreement.

     "Rexair Obligors" has the meaning specified in the Preamble.

     "Rexair Pledge Agreement" means the Pledge Agreement dated as of March 24, 2000, made by the Rexair Obligors, as pledgors, in favor of the Rexair Collateral Agent, as in effect as of the date hereof and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time hereafter.

     "Rexair Proceeds" has the meaning specified in Section 10.04.

     "Rexair Security Agreement" means the Security Agreement dated as of March 24, 2000, among the Rexair Obligors, as assignors, in favor of the Rexair Collateral Agent, as in effect as of the date hereof and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time hereafter.

     "Scheduled Amortization Date" has the meaning specified in Section
3.04(a).

     "Secured Hedge Agreement" means any Hedge Agreement required or permitted under the USI Credit Agreement or the Rexair Credit Agreement that is entered into by and between an Obligor and any Hedge Bank.

     "Secured Holders" has the meaning specified in the Collateral Trust Agreement.

     "Secured Rexair Creditors" means the Rexair Banks and the other secured creditors named in the USI Guaranty.

     "Senior Debt" means (a) all Obligations of the Obligors under the Bank Facilities and (b) all Obligations of the Obligors under the Notes.

     "Senior Debt Collateral" means, at any time, any and all assets of the Obligors subject to the Lien securing the Senior Debt.

     "Senior Debt Collateral Documents" means the Pledge and Security Agreement, the Collateral Trust Agreement and each other collateral document, instrument and agreement that evidences, creates or purports to create a Lien in favor of the Collateral Trustees for the benefit of all holders of Senior Debt Exposure as in effect immediately prior to the Effective Date and, thereafter, as amended and restated hereby and from time to time hereafter.

     "Senior Debt Exposure" means all Bank Exposure and Notes Exposure.

     "Senior Debt Lien" means, collectively, the Shared Collateral Lien and the Non-Shared Lien.

     "Shared Collateral" means any Collateral that is subject to the Shared Collateral Lien, provided that, until all Rexair Bank Exposure is permanently paid in full and all commitments thereunder terminated, the term "Shared Collateral" shall not include any Rexair Collateral.

     "Shared Collateral Documents" means those Collateral Documents evidencing or relating to any Shared Collateral.

     "Shared Collateral Lien" means, collectively, the Liens and collateral arrangements created pursuant to and existing under the USI Collateral Documents for the benefit of the holders of Senior Debt Exposure.

     "Shared Collateral Loan Party" means any Loan Party that is not a Non-Shared Collateral Loan Party.

     "Shared Collateral Proceeds" means the Net Cash Proceeds of an Asset Disposition of any Shared Collateral.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Obligor or any ERISA Affiliate and no Person other than the Obligor and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Steering Committee" has the meaning specified in 9.01(a).

     "Steering Committee Majority" has the meaning specified in Section
9.01(a).

     "Steering Committee Members" has the meaning specified in Section 9.01(a).

     "Steering Committee Related Person" has the meaning specified in Section 9.03.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that solely for purposes of Section 6.02, unless and until a Rexair Event shall have occurred, the term "Subsidiary" shall not include Rexair Holdings or any of its Subsidiaries.

     "Surviving Debt" means Debt of each Obligor and its Subsidiaries outstanding immediately before and after giving effect to the Transactions (other than Debt under the Credit Documents).

     "Taxes" has the meaning specified in Section 3.10(a).

     "Term Bank" means any Lender that has a USI Term Commitment.

     "Total Principal Exposure" means, with respect to any Person or Persons at any time, the sum, without duplication, of (i) the aggregate outstanding principal amount of all Loans or Notes held by, and all unreimbursed amounts in respect of drawings under Letters of Credit and unpaid amounts under bankers' acceptances owed to, such Person or Persons, as adjusted from time to time and, in the case of any Noteholder, less the principal amount of any deposit in respect of such Notes maintained in the Notes Escrow Account pursuant to
Section 3.08, (ii) the aggregate Available Amount of all outstanding Letters of Credit issued by such Person or Persons, less the principal amount of any Letter of Credit Collateralization in respect thereof and (iii) the aggregate principal amount of Unfunded Commitments of such Person or Persons, as reduced from time to time by Unfunded Commitment Reductions pursuant to Section 3.08; in each case, under any or all, as applicable, of the Credit Agreements, the Independent L/Cs (or Independent L/C Commitments) and the Notes.

     "Transaction Documents" means each Amendment Document, each Credit Document, and all agreements, instruments and other documents, including all exhibits, supplements and other documentation, delivered in connection herewith or therewith, in each case as such Transaction Document may be amended, supplemented, or otherwise modified from time to time.

     "Transactions" means the entirety of the transactions effected pursuant to and in connection with the Existing Agreement, this Agreement and the other Transaction Documents.

     "Trigger Event" has the meaning specified in Section 6.01(j).

     "2003 Notes" has the meaning specified in the definition of "Notes".

     "Unfunded Commitment Reduction" means the Permanent Reduction of Unfunded Commitments of any Banks under any Credit Document and, if required, the concurrent delivery of a like amount to the Collateral Trustees to be held as Collateral and applied pursuant to Section 3.04(b).

     "Unfunded Commitments" means, at any time, for any Bank or Banks, the aggregate principal or face amount of any and all unfunded commitments of such Bank or Banks under any or all Bank Facilities.

     "USI" has the meaning specified in the Preamble.

     "USI Agent" means BofA in its capacity as agent under the USI Credit Agreement.

     "USI Asset Disposition" has the meaning specified in Section
6.02(e)(iv).

     "USI Bank" means, as of any date, each lender party to the USI Credit Agreement as at such date.

     "USI Bank Debt Guaranty" has the meaning specified in Section 2.05.

     "USI Bank Exposure" means, with respect to any USI Bank at any time, its Bank Exposure under the USI Credit Agreement.

     "USI Bank Facilities" means the Loan and Letter of Credit facilities under the USI Credit Agreement.

     "USI Collateral Account" means an account of Wilmington Trust Company maintained by Wilmington Trust Company at its offices located at Rodney Square North, 1100 Market St.,

Wilmington, Delaware, 19890-1600, Attention: Corporate Trust Department, subject to the Senior Debt Lien and in accordance with the provisions of the Collateral Trust Agreement, the account number and reference information in respect of which shall have been delivered to the Debt Coordinator and to each Bank on or prior to the Effective Date.

     "USI Collateral Documents" means the Collateral Trust Agreement, the Pledge and Security Agreement and all other agreements, documents and instruments creating, evidencing or perfecting the liens of the Collateral Trustees in connection therewith, each as in effect as of the date hereof and as amended, amended and restated, supplemented or otherwise modified from time to time hereafter, each for the benefit of the Banks and/or the Noteholders as their respective interests appear.

     "USI Commitment" has the meaning specified in Section 2.02(a).

     "USI Credit Agreement" means the Credit Agreement dated December 12, 1996 among USI, USI Global, USIAH and USI Atlantic, as Loan Parties and/or as guarantor parties, BofA, as USI Agent, as a bank, as issuing bank and as swingline bank, Banc of America Securities LLC, as arranger thereunder, and the other banks party thereto, as amended and restated by the Existing Agreement.

     "USI Debt Collateral" means Senior Debt Collateral other than the Rexair Debt Collateral.

     "USI Global" has the meaning specified in the Preamble.

     "USI Global Contribution" means a capital contribution made to USI Mayfair Limited ("USI Mayfair") by USI Global to effect the reduction of the intercompany loan balance owed to USI Global by USI Mayfair by an amount not to exceed the amount required for and in connection with compliance with the requirements of the Inland Revenue taxing authority in the United Kingdom; provided that such capital contribution shall not result in a net cash contribution to USI Mayfair or any of its Subsidiaries.

     "USI Guarantors" means USI and USI Global, in their respective capacities as guarantors under the USI Guaranty.

     "USI Guaranty" means the Guaranty dated as of March 24, 2000 made by USI and USI Global for the benefit of the Secured Rexair Creditors, as amended and restated by the Existing Agreement, by this Agreement and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time hereafter.

     "USI Issuing Bank" means an issuer of a Letter of Credit under the USI Credit Agreement.

     "USI Obligors" has the meaning specified in the Preamble.

     "USI Revolving Credit Commitment" of any USI Bank has the meaning specified in Schedule I.

     "USI Term Commitment" has the meaning specified in Section 2.02(b).

     "USI Term Exposure" has the meaning specified in Section 2.02(b).

     "USI Term Facility" means the aggregate amount of the Term Banks' USI Term Commitments at any time.

     "USIAH" has the meaning specified in the Preamble.

     "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Obligor or in respect of which any Obligor could have liability.

     "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person, all the outstanding shares of capital stock or other Equity Interests of which (other than directors or similar qualifying shares issued in compliance with requirements of local law) are at the time owned directly or indirectly by such Person.

     "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     Section 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Amendment Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Amendment Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     Section 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5.01(g).


                                  ARTICLE II

              AMENDED AND RESTATED BANK FACILITIES AND COMMITMENTS

     Section 2.01 Amendment and Restatement of the Bank Facilities, Generally.
(a) On and as of the Effective Date, upon satisfaction (or waiver) of the conditions specified in Section 4.01 hereof, the Existing Agreement and each of the Bank Facilities (other than Independent L/Cs subject to Section 2.04) and each of the Credit Documents (including Credit Documents relating to Independent L/Cs) is hereby amended and modified as provided in this Agreement and thereupon is and shall be deemed to be restated in its entirety as in effect immediately prior to the effectiveness of this Agreement and as amended and modified hereby, with the affirmative, negative and financial covenants and undertakings corresponding to affirmative, negative and financial covenants (including those covenants and undertakings in respect of the providing of guarantees or the pledge or release of collateral), reporting requirements, mandatory prepayment requirements, collateral release provisions, increased cost provisions, tax gross-up provisions, allocation of prepayment provisions, LIBOR provisions related to market disruption and illegality events, representations and warranties, and event of default provisions of each Credit Document being restructured, replaced and superseded by the corresponding terms and provisions of this Agreement and the other Amendment Documents and, as so amended and restated, each of the Existing Agreement and each Bank Facility and Credit Document is hereby ratified and reaffirmed by each party hereto that is a party thereto; provided, however, that the negative covenants in Section 9 of the Rexair Credit Agreement, as amended and restated by the Rexair Amendment, as further amended hereby, shall remain in effect.

     (b) Each party hereto hereby acknowledges and consents to the amendment and restatement of the Existing Agreement and to the amendment of the Collateral Trust Agreement and the terms and provisions thereof on the terms set forth in this Agreement and the Collateral Trust Agreement Amendment, respectively. Each party hereto hereby reaffirms the covenants and agreements contained in each Transaction Document and certifies that, as of the date hereof (both before and after giving effect to the effectiveness of this Agreement), the representations and warranties contained therein are true and correct with the same effect as if made on the date hereof, except to the extent such representations or warranties expressly relate to a date prior to the date hereof (in which case such representations and warranties were true and correct as of such earlier date). Each party hereto further confirms that each Transaction Document is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the effectiveness of this Agreement, all references contained therein to the "Master Agreement" shall mean the Existing Agreement as amended and restated by this Agreement and all references to the "Collateral Trust Agreement" shall mean the Collateral Trust Agreement as in effect and as amended by the Collateral Trust Agreement Amendment.

     Section 2.02 Restated USI Commitments. Without limiting the generality of
Section 2.01, on and as of the Effective Date, the following shall occur with respect to the USI Credit Agreement, as amended and restated by the Existing
Agreement:

     (a) the USI Commitment (as reduced hereunder from time to time, the "USI Commitment") and USI Commitment Percentage (the "USI Commitment Percentage") of each USI Bank under the USI Credit Agreement shall be reduced to the amount set forth opposite its name on Schedule I, and each such USI Bank, to the extent necessary as notified by the Debt Coordinator, shall purchase for cash such participations from other USI Banks as shall be required so that after giving effect thereto each USI Bank shall have a pro rata share equal to its USI Commitment Percentage in each Loan and Letter of Credit outstanding (or hereinbelow deemed to be outstanding) under the USI Credit Agreement and, subject to all other terms and conditions of the USI Credit Agreement, each USI Bank shall continue to make Loans and purchase shares in Loans and Letters of Credit (issued under the USI Credit Agreement), and each USI Issuing Bank shall continue to issue Letters of Credit (issued under the USI Credit Agreement), in an aggregate principal or face amount at any time outstanding not to exceed its total USI Commitment and all applicable subcommitments and commitment sublimits thereunder;

     (b) a ratable portion of funded USI Bank Exposure of each USI Bank as on the Effective Date (as reduced pursuant to subsection (a) above) shall be converted (the "Commitment Conversion") into term loan exposure in the amount set forth opposite each such USI Bank's name on Schedule I (as reduced hereunder from time to time, the "USI Term Exposure"), and in connection therewith, the USI Commitment of each such USI Bank in respect of such funded USI Bank Exposure shall be converted into a term loan commitment in the amount set forth opposite such USI Bank's name on Schedule I (as reduced hereunder from time to time, the "USI Term Commitment"); provided that repayments and reductions of the USI Term Commitment from time to time may not be reborrowed for any purpose; and provided further that the USI Term Exposure shall otherwise be treated as equal to other USI Bank Exposure with respect to payment rights, amortization and collateralization; and

     (c) it is hereby acknowledged that each Multicurrency Commitment (as defined under the USI Credit Agreement) of each USI Bank has been terminated.

     Section 2.03 Restated Rexair Commitments. Without limiting the generality of Section 2.01, as of the Effective Date,

     (a) the Rexair Commitment (as reduced from time to time, the "Rexair Commitment") and Rexair Commitment Percentage (the "Rexair Commitment Percentage") of each Rexair Bank under the Rexair Credit Agreement shall be reduced to the amount set forth opposite its name on
          Schedule I, and, subject to all other terms and conditions of the Rexair Credit Agreement, each Rexair Bank shall continue to make Loans and purchase shares in Loans and Letters of Credit, and the Rexair Issuing Bank shall continue to issue Letters of Credit, in an aggregate principal or face amount at any time outstanding not to exceed its total Rexair Commitment and all applicable subcommitments and commitment sublimits thereunder; and

     (b) the covenants in Section 9 of the Rexair Credit Agreement, as amended by the Existing Ageement, as otherwise amended and as in effect immediately prior to the Effective Date, shall be further amended as set forth in Schedule III (the "Rexair Amendment").

     Section 2.04 Restated Independent L/C Commitments. Without limiting the generality of Section 2.01, as of the Effective Date, each Independent L/C Issuer hereby commits, subject to the terms and conditions of this Agreement, to maintain and/or extend its outstanding Independent L/Cs set forth on
Schedule II, in each case in an amount equal to or less than the face amount set forth on Schedule II for each such Independent L/C and on substantially the same terms, except as to expiry date (or as may otherwise be agreed upon between USI and such Independent L/C Issuer, provided that pricing shall at all times be as provided in this Agreement). No other Bank shall be required to share in the Independent L/C Commitment of any Independent L/C Issuer, nor (except as required under Section 10.04) be required to acquire a participation in any of the Independent L/Cs, including any extension thereof, and no Independent L/C Commitment nor any outstanding Independent L/C thereunder shall reduce or act as a sublimit upon any other Commitment such Independent L/C Issuer may have as an Issuing Bank or otherwise under any Credit Agreement.

     Section 2.05 Restated Guaranties. Without limiting the generality of
Section 2.01, as of the Effective Date:

     (a) each of the guaranties set forth in Article X of the USI Credit Agreement, and each other guaranty (other than any Rexair Bank Debt Guaranty under the USI Credit Agreement) by any Loan Party of any Bank Exposure, whether set forth in any Credit Agreement, any other Credit Document or otherwise, is hereby amended and is and shall be deemed to be restated (each, as so amended and restated, a "USI Bank Debt Guaranty") as an irrevocable and unconditional guarantee of payment and performance when due, whether at maturity, by acceleration or otherwise, of any and all Bank Exposure now existing or hereafter arising, whether contingent or otherwise, of each and any Loan Party to each and any Bank under any and all Credit Documents, including, without limitation, any and all Bank Exposure whether or not heretofore guaranteed or secured thereby, whether now existing or hereafter arising, funded or unfunded, contingent or otherwise; and

     (b) each of the USI Guaranty, the Rexair Holdings Guaranty and each other guaranty by any Loan Party of any Rexair Bank Exposure (but, not of any USI Bank Exposure, whether set forth in the Rexair Credit Agreement, any other Credit Document or otherwise), is hereby amended and is and shall be deemed to be restated (each, as so amended and restated, a "Rexair Bank Debt Guaranty") as an irrevocable and unconditional guarantee of payment and performance when due, whether at maturity, by acceleration or otherwise, of any and all Obligations now existing or hereafter arising, whether contingent or otherwise, of each and any Rexair Obligor to each and any Rexair Bank (in addition to any other secured creditor party thereto) under the Rexair Bank Facility, including, without limitation, any and all Rexair Bank Exposure whether or not heretofore guaranteed or secured thereby, whether now existing or hereafter arising, funded or unfunded, contingent or otherwise; it being understood and agreed that, in the event that the Rexair Obligors are sold, or all or substantially all of their assets are sold, and after giving effect to the allocation and application of the Net Cash Proceeds of such Asset Disposition in accordance with Sections 3.07(b) and 3.08(b), the Rexair Bank Exposure is not permanently reduced to zero, then the USI Obligors shall, jointly and severally, fully and unconditionally, assume in writing all remaining Rexair Bank Debt as a direct Obligation, and such Obligation shall continue to be and be deemed Bank Exposure, shall become and be deemed subject to each USI Bank Debt Guaranty and shall remain fully secured pursuant to the USI Collateral Documents to the same extent as any other Bank Exposure.

     Section 2.06 Restated Liens. As of the Effective Date:

     (a) each of the Shared Collateral Lien and the Non-Shared Lien made or granted by any Loan Party to secure any Bank Facility pursuant to any Credit Agreement, USI Collateral Document, other Credit Document or otherwise, as same may be amended and restated by this Agreement, is and is hereby confirmed in its entirety as an irrevocable and unconditional Lien made or granted by such Loan Party to the Collateral Trustees, and the Collateral Trust Agreement is hereby amended on the terms set forth on Schedule V hereto (the "Collateral Trust Agreement Amendment");

     (b) each applicable USI Collateral Document is hereby amended and modified to include among the USI Obligations secured thereunder any and all Senior Debt Exposure not heretofore included therein (whether now existing or hereafter arising and whether contingent or otherwise), including, without limitation, all such Senior Debt Exposure under or in respect of each Independent L/C Commitment and each Independent L/C, and any Obligations of any Loan Party to a Bank in respect of ACH and other cash management services provided by such Bank, now or hereafter issued and, as of the Effective Date, all equity and assets of Rexair Holdings and its Subsidiaries are hereby made subject to the Senior Debt Lien (subordinate, except in the case of Rexair Holdings equity, in priority to the Rexair Debt Lien), with each of JUSI and the Rexair Parties becoming parties to each of the Shared Collateral Documents as grantors or pledgor thereunder with respect to any and all of its right, title and interest, now existing or hereafter arising, in or to any and all of such equity and assets, and all such pledged assets shall be and be deemed additional Shared Collateral subject to the Shared Collateral Documents, without affecting the prior rights of the Rexair Banks pursuant to the Rexair Debt Lien; and

     (c) the Rexair Debt Lien securing the Rexair Bank Facility pursuant to the Rexair Collateral Documents, as amended, restated and otherwise modified by this Agreement, is hereby confirmed in its entirety as an irrevocable and unconditional first priority Lien made or granted by each Loan Party to the Rexair Collateral Agent pursuant to the terms of the Rexair Collateral Documents as amended, modified and restated hereby, to secure all of (but solely) the Rexair Bank Exposure, whether now existing or hereafter arising and whether contingent or otherwise, for the equal and ratable benefit solely of the Rexair Banks, based on their proportionate holdings of Rexair Bank Exposure.

                                  ARTICLE III

                            COMMON CREDIT PROVISIONS

                         A. LOANS AND LETTERS OF CREDIT

     Section 3.01 Use of Bank Facility Proceeds. (a) Except as provided in
Section 4.04, all Loans, Letters of Credit and other credit extensions under the Bank Facilities shall be used solely for working capital and operating purposes (including Capital Expenditures permitted hereunder), provided that, so long as any Rexair Bank Exposure shall remain outstanding, all revolving Loans, Letters of Credit or other extensions of credit under the Rexair Credit Agreement shall be used solely for working capital and operating purposes of Rexair (including Capital Expenditures permitted under the Rexair Credit Agreement) and, solely to the extent supported by reasonably detailed third-party documentation, to fund any liabilities specifically incurred by and attributable to Rexair Holdings or any of its Subsidiaries and paid by USI pursuant to any tax sharing, acquisition, cost insurance or other similar expense-sharing arrangement with USI, and no proceeds of any Loans, Letters of Credit or other extensions of credit under the USI Credit Agreement, or of any Independent L/Cs, may be used for any purpose by Rexair Holdings or any of its Subsidiaries.

     (b) Independent L/Cs shall be used solely for the account of USI.

     (c) Each party hereby acknowledges that all term loans under the Rexair Credit Agreement are fully drawn, any commitments in respect thereof have expired, and any repayments thereof may not be reborrowed for any purpose.

     (d) Each party hereby acknowledges that the USI Term Commitment is fully drawn and any repayments thereof may not be reborrowed for any purpose.

     Section 3.02 Interest Rate; Commitment Fees, Etc. (a) Rates. The terms "Base Rate" and "LIBOR", as each such term is defined in and determined under the USI Credit Agreement, and the term "Reference Rate", as such term is defined in and determined under the Rexair Credit Agreement (collectively, the "Restated Rates"), shall supercede and replace the defined terms having the same or similar meanings under each of the other Credit Documents, and the interest rates and fees as determined pursuant to this Section 3.02 shall apply to all Loans, Letters of Credit and other Obligations of the Obligors under each Bank Facility, replacing and superseding all like rates and fees (which, in each case, shall hereafter cease to be of further force or effect). As of the Effective Date, IBOR Loans, as defined in the 5-Year Credit Agreement and the Rexair Credit Agreement, and Negotiated Rate Loans and Bid Borrowings, as defined in the 5-Year Credit Agreement, shall not be permitted.

     (b) Applicable Margin. (i) With respect to all Loans under any of the Bank Facilities, interest on the outstanding amounts thereof shall be payable in cash (except to the extent set forth in Section 3.02(d) below) at the Base Rate or LIBOR, as applicable, plus the Applicable Margin (which shall replace the "Applicable Margin" or other designation for the percentage margin per annum over the Base Rate and LIBOR Rate under such Bank Facility) as in effect from time to time as set forth below:

                               APPLICABLE MARGIN

                                     Base or Prime
At all times through the earlier     Rate Obligations    LIBOR Rate Obligations
of the consummation of the Exchange  ----------------    ----------------------
Offer and November 30, 2002          3.75%               4.75%
At all times thereafter through
June 30, 2003                        5.75%               6.75%

The Applicable Margin for each calendar quarter thereafter until all Obligations of the Obligors under the Credit Documents and Bank Facilities are paid in full, commencing with the calendar quarter beginning July 1, 2003, shall, on the first day of each such calendar quarter, increase by 0.50% per annum above the Applicable Margin as in effect on the last day of the immediately preceding calendar quarter.

     (ii) All Obligations constituting unreimbursed amounts for drawings under Independent L/Cs shall bear interest payable in cash on demand at the Default Rate applicable to Base Rate Credits.

     (c) Letter of Credit Fees. (i) On each quarterly Interest Payment Date for Base Rate Loans (as defined in and determined pursuant to the USI Credit Agreement, each, a "Quarterly USI Interest Payment Date"), USI shall pay a Letter of Credit fee equal to the Applicable Margin for LIBOR Rate Obligations then in effect (the "Restated Letter of Credit Fee") to the USI Agent, for the ratable benefit of the USI Banks in respect of Letters of Credit under the USI Credit Agreement, and to each Independent L/C Issuer in respect of its Independent L/Cs, in each case, payable in arrears based on the average daily Available Amount of such Letters of Credit.

     (ii) On each quarterly Interest Payment Date for Base Rate Loans (as defined in and determined pursuant to the Rexair Credit Agreement, each, a "Quarterly Rexair Interest Payment Date"), Rexair shall pay the Restated Letter of Credit Fee to the Rexair Agent for the ratable benefit of the Rexair Banks in respect of Letters of Credit under the Rexair Credit Agreement; in each case, payable in arrears based on the average daily undrawn face amount of such Letters of Credit. Such fee shall replace any similar fee under the Bank Facilities.

     (d) [Intentionally deleted]

     (e) Facing Fees. On each Quarterly USI Interest Payment Date, USI shall pay a facing fee equal to a per annum rate of 0.25% (the "Restated Facing Fee"), to each USI Issuing Bank in respect of outstanding Letters of Credit under the USI Credit Agreement, and to each Independent L/C Issuer in respect of its outstanding Independent L/Cs, and (ii) on each Quarterly Rexair Interest Payment Date, Rexair shall pay the Restated Facing Fee to the Rexair Issuing Bank in respect of outstanding Letters of Credit under the Rexair Credit Agreement; in each case, payable in arrears based on the average daily undrawn face amount of such Letters of Credit.

     (f) Commitment Fees. On each Quarterly USI Interest Payment Date, USI shall pay to the USI Agent for the ratable benefit of the USI Banks a commitment fee equal to the rate per annum of 0.75% (the "Unused Commitment Fee") on the aggregate average unused USI Commitments and Independent L/C Commitments, and (ii) on each Quarterly Rexair Interest Payment Date, Rexair shall pay to the Rexair Agent for the ratable benefit of the Rexair Banks a commitment fee equal to the Unused Commitment Fee on the aggregate average unused Rexair Commitments; in each case, computed and payable on each such quarterly Interest Payment Date based upon the average daily amount of such unused commitments for the previous three-month period then ended, as calculated by such Agent.

     (g) Default Interest. Except as otherwise provided Section 3.02(b)(ii), upon the occurrence of and during the continuance of a Default under Section 7.01(a) or 7.01(f) or an Event of Default, the Debt Coordinator may, and upon the request of the Majority Banks shall, require that the Obligor pay interest ("Default Interest") on (i) each Loan and Letter of Credit (including each Independent L/C), payable in arrears on the dates referred to in clause (b) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum otherwise required to be paid on applicable Bank Exposure pursuant to this Section 3.02 and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Credit Documents that is not paid in full when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the underlying Obligation on which such interest has accrued pursuant to this Section 3.02; provided, however, that following the acceleration of any Bank Debt, or the giving of notice by the Debt Coordinator to accelerate any Bank Debt pursuant to Section 7.01 or upon the occurrence of a Default under Section 7.01(f), Default Interest shall accrue and be payable hereunder, whether or not previously required by the Debt Coordinator, and without notice to the Loan Parties.

     (h) Accrued Interest. All interest that accrued pursuant to the Existing Agreement but remained unpaid as of the Effective Date shall continue to accrue and be deemed to have accrued and be payable as set forth herein; provided that the Interest Period applicable to LIBOR Rate Loans made under any of the Credit Documents or the Existing Agreement and outstanding on the Effective Date shall remain in effect for the stated duration of such Interest Period.

     B. REPAYMENTS AND COMMITMENT REDUCTIONS

     Section 3.03 Maturity Date. All Bank Facilities shall mature and be payable (and in the case of Available Amounts in respect of Letters of Credit then outstanding, Letter of Credit Collateralization of such Available Amounts shall be required to be provided in full), and all commitments thereunder shall terminate, on the Maturity Date. To the extent practicable, Letters of Credit shall not have expiry dates after the Maturity Date (as such date is determined on the date of the issuance thereof).

     Section 3.04 Scheduled Bank Debt Amortization. (a) Notwithstanding anything to the contrary in any Credit Document, on or prior to each Scheduled Amortization Date stated below (each, a "Scheduled Amortization Date"), there shall have occurred cumulative Permanent Reductions (which may include reductions through Unfunded Commitment Reductions) of Bank Exposure for each Bank Facility indicated below since the Effective Date at least equal to the amount (the "Cumulative Amortization Amount") set forth below opposite such Scheduled Amortization Date:

                             USI Credit Agreement:

                                        Scheduled               Cumulative
                                    Amortization Date        Amortization Amount
                                    -----------------        -------------------
                                      July 31, 2003              $20,000,000

                            Rexair Credit Agreement:

                                   Scheduled                    Cumulative
                                Amortization Date           Amortization Amount
                                -----------------           -------------------
                                December 31, 2002               $2,000,000
                                 March 31, 2003                 $4,000,000
                                  June 30, 2003                 $6,000,000
                               September 30, 2003               $8,000,000

In addition, if the Maturity Extension shall have occurred, there shall have occurred additional cumulative Permanent Reductions (which may include reductions through Unfunded Commitment Reductions) of Bank Exposure for each Bank Facility indicated since the Initial Maturity Date at least equal to the Cumulative Amortization Amount set forth below opposite the applicable Scheduled Amortization Date:

                             USI Credit Agreement:

                                    Scheduled                     Cumulative
                                Amortization Date            Amortization Amount
                                -----------------            -------------------
                                 August 31, 2004                  $30,000,000

                            Rexair Credit Agreement:

                                     Scheduled                    Cumulative
                                Amortization Date            Amortization Amount
                                -----------------            -------------------
                                 December 31, 2003                 $3,000,000
                                   March 31, 2004                  $6,000,000
                                   June 30, 2004                   $9,000,000

provided that proceeds of Shared Collateral used to make Permanent Reductions of Senior Debt shall be shared among the holders of Senior Debt Exposure in accordance with each of their Pro Rata Shares thereof.

     (b) (i) The original principal or the face amount of cash and Permitted Cash Equivalents when deposited in a Cash Collateral Account (as a Letter of Credit Collateralization or, to the extent required, in connection with an Unfunded Commitment Reduction) shall be credited, dollar-for-dollar on any date of determination, in calculating the amount of Permanent Reduction of the specific Bank Exposure for which such deposit is made, to the holders of such specified Bank Exposure.

     (ii) In the absence of a Default, and subject to all other provisions of this Agreement, including Section 3.05(a), (A) interest and other income on cash or Permitted Cash Equivalents deposited in Cash Collateral Accounts (including any Notes Escrow Account) may be used for working capital and operating purposes (including Capital Expenditures permitted hereunder), (B) any Cash and Permitted Cash Equivalents deposited in segregated Cash Collateral Accounts consisting solely of amounts collateralizing Unfunded Commitment Reductions shall be used for working capital and operating purposes (including Capital Expenditures permitted hereunder) prior to any further borrowings or Letter of Credit issuances under the Bank Facilities, and (C) at any time of determination, all unused interest and earnings on any Cash Collateral Account, and the unused principal amount of any Unfunded Commitment Reductions, shall be included in calculating Excess Cash Flow for all purposes of this Agreement.

     (c) Notwithstanding anything to the contrary stated herein, any amounts received from time to time in respect of any Bank Exposure shall be applied, first, to the payment of otherwise unreimbursed costs and expenses, second, to accrued but unpaid interest (with respect to Bank Debt being repaid at such time or otherwise due and payable as of such date) and fees and, third, to the reduction of the principal or face amount of Bank Debt, provided that, only the amount applied to the permanent reduction of the principal or face amount of any Bank Exposure shall, for any purpose, be included in the calculation of any Permanent Reduction or the Cumulative Amortization Amount.

     Section 3.05 Mandatory Prepayments. (a) On the 45th day following the end of each Fiscal Quarter, the USI Obligors shall ratably apply to the prepayment of USI Bank Exposure and the cash collateralization of Independent L/Cs an aggregate principal amount equal to Excess Cash Flow as at the end of such Fiscal Quarter, less such amount thereof as may be required to allow Liquidity to equal, as at each date set forth below, the amount set forth opposite such date in the following table:

                                Sweep                        Minimum Liquidity
                                Payment Date                 at Payment Date
                                ------------                 ---------------
                                  02/11/2003                   $ 100,000,000
                                  05/13/2003                    $ 87,500,000
                                  08/12/2003                    $ 75,000,000
                                  11/11/2003                    $ 75,000,000
                                  02/10/2004                    $ 75,000,000
                                  05/11/2004                    $ 50,000,000
                                  08/10/2004                    $ 50,000,000

     (b) Subject to subsection (d) below, on the date of receipt by any Loan Party of any Net Cash Proceeds from (1) any Asset Disposition, (2) any Extraordinary Receipts, (3) the incurrence or issuance of any Debt (other than Debt permitted under Section 6.02(b)) or (4) the sale or issuance of any Equity Interests (other than any such sale or issuance to USI or any of its Subsidiaries), the Obligors shall apply 100% of such Net Cash Proceeds as follows:

          (i) in the case of any such Net Cash Proceeds arising from (A) Asset Dispositions of or (B) Extraordinary Receipts from Shared Collateral, in each case, to the Pro Rata Permanent Reduction of Senior Debt Exposure;

          (ii) in the case of any such Net Cash Proceeds arising from Asset Dispositions or Extraordinary Receipts of proceeds of Rexair Collateral, to the Pro Rata Permanent Reduction solely of Rexair Bank Exposure; and

          (iii) in the case of all other Net Cash Proceeds referred to in this subsection (b), to the Pro Rata Permanent Reduction of Bank Exposure;

provided that no such Permanent Reduction shall be required pursuant to this subsection (b) with respect to the Net Cash Proceeds from Extraordinary Receipts unless and until such time, and from time to time thereafter, as the aggregate amount of such Net Cash Proceeds that have not previously been applied to a Permanent Reduction of Bank Exposure shall exceed $1,000,000.

     (c) on any date on which any Commitments under any of the Bank Facilities are reduced pursuant to any mandatory or voluntary reduction (including, but not limited to, any Permanent Reduction), the following additional prepayments (which may or may not be Permanent Reductions) of outstanding Loans and cash collateralizations will be required:

          (i) USI Bank Facilities: If, after giving effect to such reduction in Commitments, the aggregate principal amount of outstanding Loans, plus the face amount of undrawn Letters of Credit plus any unreimbursed Letter of Credit drawings and bankers' acceptance payments under the USI Credit Agreement exceed the USI Commitments thereunder as then reduced, first, outstanding Loans under the USI Credit Agreement will be prepaid in the order of their maturity and, second, Letter of Credit Collateralizations shall be made, cumulatively, in an aggregate amount equal to such excess.

          (ii) Rexair Bank Facility: If, after giving effect to such reduction in Commitments, the aggregate principal amount of outstanding Loans, plus the face amount of undrawn Letters of Credit plus any unreimbursed Letter of Credit drawings and bankers' acceptance payments under the Rexair Credit Agreement exceed the Rexair Commitments thereunder as then reduced, first, outstanding Loans thereunder shall be repaid in the order provided in the Rexair Credit Agreement and, second, Letter of Credit Collateralizations shall be made, cumulatively, in an aggregate amount equal to such excess.

          (iii) Independent L/C Commitments: If, after giving effect to such reduction in Commitments, the aggregate outstanding face amount of undrawn Letters of Credit plus any unreimbursed Independent L/C drawings in respect of Independent L/Cs of any Bank exceeds such Bank's Independent L/C Commitment as then reduced, first, unreimbursed Independent L/C drawings in respect of such Independent L/Cs shall be repaid and, second, a Letter of Credit Collateralization shall be made in the amount of such excess.

     (d) (i) Upon satisfaction by USI of the amortization requirements for the July 31, 2003 Scheduled Amortization Date as set forth in Section 3.04(a), USI shall be permitted to retain either (1) Net Cash Proceeds from Asset Dispositions in an amount equal to the lesser of (A) the amount of Carryback Claims actually applied to such amortization payment and (B) $20,000,000 or (2) Carryback Claims in an amount equal to the lesser of (A) the amount of Net Cash Proceeds from Asset Dispositions actually applied to such amortization payment and (B) $20,000,000 (as applicable, the "Retained Refund Amount").

     (ii) If the Maturity Extension shall have occurred, and so long as no Default shall have occurred and be continuing, USI shall be permitted to retain Net Cash Proceeds from Asset Dispositions (the sum of such retained amounts being the "Reserved Net Cash Proceeds") in an aggregate amount not to exceed the Reserved Amount, to be applied, on and after October 15, 2003, solely to the payment at maturity of the Remaining Notes in accordance with the terms thereof; provided that any Reserved Net Cash Proceeds that are not used in connection with the payment at maturity of the Remaining Notes shall be subject to the provisions of subsection (b) above.

     Section 3.06 Optional Prepayments. Optional prepayments of the Bank Facilities and Permanent Reductions of Bank Exposure will be permitted at any time, without premium or penalty, other than breakage costs for prepayments not made at the end of an interest period; provided that any reduction of an Independent L/C Commitment shall require the consent of the affected Independent L/C Issuer.

     Section 3.07 Pro Rata Allocation of Permanent Reductions. Any amounts to be applied pursuant to Section 3.04, 3.05 or 3.06 to the Permanent Reduction of:

          (a) all Senior Debt Exposure, shall be allocated Pro Rata among all holders of Senior Debt Exposure based on their respective Pro Rata Shares of Senior Debt Exposure at such time, and applied pursuant to Section 3.08(a),

          (b) solely Rexair Bank Exposure, shall be allocated Pro Rata among Rexair Banks, based on their respective Pro Rata Shares of Rexair Bank Exposure at such time, and applied pursuant to Section 3.08(b), and

          (c) all Bank Exposure, shall be allocated Pro Rata among all Banks, based on their respective Pro Rata Shares of the Bank Exposure at such time, and applied pursuant to Section 3.08(c);

provided, however, that notwithstanding anything to the contrary stated in this
Section 3.07 (or in the definition of the term Pro Rata Share), in the case of any Asset Disposition involving the simultaneous sale of all or substantially all of the Rexair Collateral together with other assets not constituting Rexair Collateral, if the portion of the Net Cash Proceeds thereof attributable to the Rexair Collateral is (after the allocation thereof among the Rexair Banks in accordance with clause (b) above, and the application thereof by the Rexair Banks in accordance with Section 3.08(b)) insufficient to permanently reduce to zero all Rexair Bank Exposure, then, after application of such portion of the Net Cash Proceeds Pro Rata among the Rexair Banks in accordance with clause (b) above, the remaining Net Cash Proceeds of such Asset Disposition shall be allocated among all holders of Senior Debt Exposure or among all Banks in accordance with clause (a) or (c), as applicable, except that, in either such case, the Pro Rata Share of each Rexair Bank in such other Net Cash Proceeds shall be deemed to be the arithmetic mean of (x) a percentage equal to the Pro Rata Share that applied to such Rexair Bank immediately prior to the Asset Disposition, without giving effect to any application of the Net Cash Proceeds thereof, and (y) a percentage equal to the Pro Rata Share that would apply to such Rexair Bank if the Rexair Collateral had been sold separately and prior to the sale of the other assets involved in the Asset Disposition, and the Net Cash Proceeds attributed to the Rexair Collateral had already been allocated to the Rexair Banks in accordance with Sections 3.07(b) and applied to the Permanent Reduction of Rexair Bank Exposure in accordance with Section 3.08(b). Each of the Banks agrees to review the terms and conditions of each proposed Asset Disposition in good faith based on the merits thereof.

     Section 3.08 Application of Pro Rata Allocations. (a) Upon the receipt of any amounts to be allocated among all holders of Senior Debt Exposure pursuant to Section 3.07(a),

          (i) the Pro Rata allocation of each Noteholder shall be deposited into a segregated Cash Collateral Account maintained at the Debt Coordinator for the Pro Rata benefit of the holders of such series of Notes (the "Notes Escrow Account"),

          (ii) the Pro Rata allocation of each Bank (including, in its capacity as an Independent L/C Issuer), shall be apportioned, based on the relative amounts of the categories of Bank Exposure addressed in each of clauses
     (A), (B) and (C) below, and as so apportioned, applied to as follows:

               (A) the amount apportioned to this clause shall be applied to the Permanent Reduction of such Bank's outstanding Loans (in the order of their maturities) and to pay any reimbursement Obligations due to it in respect of drawn Letters of Credit (including Independent L/Cs) and bankers acceptances under all Bank Facilities to which such Bank is a party, Pro Rata across such Bank Facilities,

               (B) the amount apportioned to this clause shall be applied to the Letter of Credit Collateralization of such Bank's participation in any undrawn amounts of outstanding Letters of Credit (including Independent L/Cs) issued under any of the Bank Facilities (including any Independent L/C Commitments) to which it is a party, Pro Rata across such Bank Facilities, and

               (C) the amount apportioned to this clause shall be applied as Unfunded Commitment Reductions of such Bank's unfunded commitments, Pro Rata across the Bank Facilities to which it is a party.

     (b) Upon the receipt of any amounts to be allocated solely among the Rexair Banks, pursuant to Section 3.07(b), the Pro Rata allocation of each Rexair Bank shall be applied as follows:

               (i) first, to Permanent Reduction of such Rexair Bank's outstanding Loans under the Rexair Bank Facility (in the order of maturity provided for in the Rexair Credit Agreement) and to pay any reimbursement Obligations due to it in respect of drawn Letters of Credit and bankers acceptances issued under the Rexair Bank Facility,

               (ii) second, to the Letter of Credit Collateralization of such Rexair Bank's participation in any undrawn amounts of outstanding Letters of Credit issued under the Rexair Bank Facility, and

               (iii) third, as an Unfunded Commitment Reduction of such Bank's unfunded commitments under the Rexair Facility.

     (c) Upon the receipt of any amounts to be allocated among all Banks, pursuant to Section 3.07(c), the Pro Rata allocation of each Bank shall be applied as follows:

               (i) first, to the Permanent Reduction of such Bank's outstanding Loans (in the order of their maturities) and to pay any reimbursement Obligations due to it in respect of drawn Letters of Credit (including Independent L/Cs) and bankers acceptances under all Bank Facilities to which such Bank is a party, Pro Rata across such Bank Facilities,

               (ii) second, to the Letter of Credit Collateralization of such Banks participation in any undrawn amounts of outstanding Letters of Credit (including Independent L/Cs) issued under any of the Bank Facilities (including any Independent L/C Commitments) to which it is a party, Pro Rata across such Bank Facilities, and

               (iii) third, as Unfunded Commitment Reductions of such Bank's unfunded commitments, Pro Rata across the Bank Facilities to which it is a party.

                                C. MISCELLANEOUS

     Section 3.09 Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or to the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or of making, funding or maintaining any "LIBOR Rate Loans" as defined under any Bank Facility or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or bankers' acceptances or other credit extensions (excluding, for purposes of this Section 3.09, any such increased costs resulting from (x) Taxes or Other Taxes (as to Section 3.10 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Bank is organized or has its applicable lending office or any political subdivision thereof), then the Loan Parties shall from time to time, upon demand by such Bank (with a copy of such demand to the Debt Coordinator), pay to the Debt Coordinator for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; provided, however, that a Bank claiming additional amounts under this Section 3.09(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different applicable lending office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost, submitted to the Loan Parties by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or issue or participate in Letters of Credit or provide other credit extensions under any Bank Facility (or similar contingent obligations), then, upon demand by such Bank or such corporation (with a copy of such demand to the Debt Coordinator), the Loan Parties shall pay to the Debt Coordinator for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to provide credit extensions under such Bank Facility. A certificate as to such amounts submitted to the Loan Parties by such Bank shall be conclusive and binding for all purposes, absent manifest error.

     (c) If, with respect to any "Eurodollar Loan" as defined under any Bank Facility, the Majority Banks notify the Debt Coordinator that the Eurodollar Rate (as defined thereunder) for any applicable interest period for any credit extensions under any Bank Facility will not adequately reflect the cost to such Banks of making, funding or maintaining their LIBOR Rate Credit for such interest period, the Debt Coordinator shall forthwith so notify the Loan Parties and the Banks, whereupon (i) each such LIBOR Rate Credit under the Bank Facilities will automatically, on the last day of the then existing interest period therefor, convert into a Base Rate Loan and (ii) the Obligation of the Banks to make, or to convert credit extensions under the Bank Facilities into, Eurodollar Rate credits shall be suspended until the Debt Coordinator shall notify the Loan Parties that the Majority Banks have determined that the circumstances causing such suspension no longer exist; provided that any Bank Facility that does not by its terms provide for Base Rate Loans shall be deemed in the circumstances described in this clause (c) to provide for interest at the Base Rate.

     (d) Notwithstanding any other provision of this Agreement or any other Credit Document, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Bank or its eurodollar lending office to perform its Obligations under any Bank Facility to make a LIBOR Rate Credit (as defined thereunder) or to continue to fund or maintain any LIBOR Rate Credit under the Bank Facilities, then, on notice thereof and demand therefor by such Bank to the Loan Parties through the Debt Coordinator, (i) each such LIBOR Rate Credit, and each commitment by such Bank to make LIBOR Rate Credit, under the Bank Facilities will automatically, upon such demand, convert into a Base Rate Loan or commitment (as defined under the applicable Credit Agreement) and (ii) the obligation of the Banks to make, or maintain or to convert credit extensions into, LIBOR Rate Credits under the Bank Facilities shall be suspended until the Debt Coordinator shall notify the Loan Parties that such Bank has determined that the circumstances causing such suspension no longer exist, provided, however, that before making any such demand, such Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different eurodollar lending office if the making of such a designation would allow such Bank or its eurodollar lending office to continue to perform its Obligations to make such

LIBOR Rate Credit or to continue to fund or maintain such LIBOR Rate Credit and would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

     Section 3.10 Taxes. (a) Any and all payments by each Loan Party under or in respect of the Credit Documents shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and each Agent with respect to any Bank Facility, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Bank or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Bank, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Bank's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments under or in respect of the Transaction Documents being hereinafter referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of the Transaction Documents to any Bank, Agent or the Debt Coordinator, (i) the sum payable by such Loan Party shall be increased as may be necessary so that, after such Loan Party, any applicable Bank, Agent or the Debt Coordinator has made all required deductions (including deductions applicable to additional sums payable under this Section 3.10), such Bank, Agent or the Debt Coordinator, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by such Loan Party under the Transaction Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to the Transaction Documents (hereinafter referred to as "Other Taxes").

     (c) Each Loan Party shall indemnify each Bank, Agent and the Debt Coordinator for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 3.10, imposed on or paid by such Bank, Agent or the Debt Coordinator (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank, Agent or the Debt Coordinator (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Debt Coordinator, at its address referred to on the signature page hereof, the original or a certified copy of a receipt evidencing such payment. In the case of any payment under the Credit Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of such Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Debt Coordinator, at such address, an opinion of counsel acceptable to the Debt Coordinator stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 3.10, the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Code.

     (e) Each Bank organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank party hereto on the Effective Date and on the date of the assignment pursuant to which it becomes a

Bank in the case of each other Bank, and from time to time thereafter as requested in writing by USI (but only so long thereafter as such Bank remains lawfully able to do so), provide each of the Debt Coordinator and USI with two original Internal Revenue Service forms W-8BEN or W-8ECI or, in the case of a Bank that has certified in writing to the Debt Coordinator that it is not a "bank" as defined in Section 881(c)(3)(A) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of USI and is not a controlled foreign corporation related to USI (within the meaning of Section 864(d)(4) of the Code), Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to the Credit Documents or, in the case of a Bank providing a form W-8BEN, certifying that such Bank is a foreign corporation, partnership, estate or trust. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the assignment pursuant to which a Bank becomes a party to this Agreement, the Bank assignor was entitled to payments under subsection (a) of this Section 3.10 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI (or the certificate described above), that the applicable Bank reasonably considers to be confidential, such Bank shall give notice thereof to USI and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Bank has failed to provide USI with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Bank shall not be entitled to indemnification under subsection (a) or (c) of this Section 3.10 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Obligors shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     Section 3.11 Payments and Computations. (a) Each Bank and each Loan Party, as applicable, shall make each payment (including providing any Letter of Credit Collateralization) hereunder and under each other Credit Document (without set-off, counterclaim or reduction), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Debt Coordinator at the Debt Coordinator's Account in same day funds, with payments being received by the Debt Coordinator after such time being deemed to have been received on the next succeeding Business Day. The Debt Coordinator will promptly thereafter cause like funds to be distributed in accordance with the terms of this Agreement.

     (b) All computations of amounts due under the Credit Documents shall be made by the Debt Coordinator on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such amounts are payable. Each determination by the Debt Coordinator of an amount due under the Credit Documents shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment under any of the Credit Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be.


                                  ARTICLE IV

                                   CONDITIONS

     Section 4.01 Conditions Precedent to Effectiveness. Articles II and III of this Agreement shall become effective as of the date (the "Effective Date") when and only when all of the conditions set forth in this Section 4.01 have been satisfied (or waived in accordance with Section 10.01):

          (1) The Debt Coordinator shall have received on or before the Effective Date, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Debt Coordinator (unless otherwise specified) and in sufficient copies for each Bank:

               (i) a counterpart of this Agreement executed by or on behalf of each Loan Party and each Bank;

               (ii) [Intentionally deleted];

               (iii) Foreign Collateral Documents and Non-Shared Guaranties in form and substance reasonably satisfactory to the Debt Coordinator shall have been executed and delivered by the applicable Foreign Loan Parties with respect to the Foreign Collateral and guaranties set forth in Schedule 4.01(1)(iii);

               (iv) certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transactions and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transactions and each Transaction Document to which it is or is to be a party;

               (v) a copy of a certificate of the Secretary of State of the jurisdiction of incorporation or organization of each Loan Party, dated reasonably near the Effective Date, certifying (A) as to a true and correct copy of the charter of such Loan Party, and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter or other organizational documents on file in such Secretary's office,
          (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation; provided that no such Secretary of State's certificate shall be required to be delivered by any applicable Loan Party that has delivered a certificate of an Authorized Officer of such Loan Party certifying that such Secretary of State's certificate has been previously delivered to the Debt Coordinator and has not been amended or otherwise modified since the time of such delivery;

               (vi) [Intentionally deleted];

               (vii) a certificate of each Loan Party, signed on behalf of such Loan Party by an Authorized Officer thereof, dated as of the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in clause
          (ix) above, (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in clause (viii) were adopted and on the Effective Date, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation or organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth, in all material respects, of the representations and warranties contained in the Amendment Documents and the Credit Documents as though made on and as of the Effective Date other than any such representations or warranties that, by their terms, refer to a specific date other than the Effective Date, in which case as of such specific date and (E) the absence of any event occurring and continuing, or resulting from the consummation of the Transactions, that constitutes a Default;

               (viii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

               (ix) a certified copy of a list of all pending applications filed by USI and its Subsidiaries relating to intellectual property of the type described in Section 5.01(u), provided that a complete list of all such pending applications shall be delivered to the Debt Coordinator no later than 30 days following the Effective Date;

               (x) evidence of insurance naming the Collateral Trustees or, with respect to the Rexair Collateral, the Rexair Collateral Agent, as additional insureds and loss payees with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Banks, including, without limitation, business interruption insurance; provided that no such evidence of insurance shall be required to be delivered if USI or Rexair, as applicable, has delivered a certificate of an Authorized Officer of USI or Rexair, as applicable, certifying that such evidence of insurance has been previously delivered to the Debt Coordinator and that such insurance is in full force and effect;

               (xi) a favorable opinion of Davis Polk & Wardwell, counsel for the Loan Parties, in substantially the form of Exhibit B hereto; and

               (xii) such other opinions of counsel to the Loan Parties covering such matters as the Banks through the Debt Coordinator may reasonably request.

          (2) The Surviving Debt shall be on terms and conditions satisfactory to the Banks.

          (3) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, Governmental Authority or arbitrator that purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transactions.

          (4) All Governmental Authorizations and third party consents and approvals necessary in connection with the Transactions shall have been obtained (without the imposition of any conditions that are not acceptable to the Banks) and shall remain in effect, and no law or regulation shall be applicable in the judgment of the Banks, in each case that restrains, prevents or imposes materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (5) On the Effective Date, USI shall have paid all accrued fees of the Debt Coordinator and the Banks and all accrued expenses of the Debt Coordinator (including the accrued fees and expenses of counsel to the Debt Coordinator, local counsel to the Debt Coordinator and the Banks and the Financial Advisor) to the extent an invoice therefor has been delivered to USI at least one Business Day prior to the Effective Date.

          (6) USI shall have disclosed to the Banks on or before the Effective Date the terms and conditions of the Exchange Offer and any other transactions consummated in connection therewith.

          (7) All amounts on deposit in the L/C Cash Collateral Account and all amounts in excess of $11,700,000 on deposit in the Independent L/C Cash Collateral Account immediately prior to the Effective Date shall have been applied to the Permanent Reduction of USI Bank Exposure, and any Default arising from such application under the Existing Agreement shall be deemed to have been waived.

          (8) The receipt by the Debt Coordinator, for the Pro Rata benefit of each Bank, of an amendment fee of 0.75% of the outstanding Total Principal Exposure of each such Bank under all of the Bank Facilities as on the Effective Date (the "Amendment Fee").

     Section 4.02 Conditions Precedent to Each Credit Extension. The obligation of each Bank to make a Loan, issue, rollover, extend or replace a Letter of Credit or bankers' acceptance or other credit extension pursuant to any Credit Documents (each of the foregoing being a "Credit Extension") and the right of any Loan Party to request a Credit Extension, shall be, in addition to the conditions precedent present in the applicable Bank Facility, subject to the further conditions precedent that, on the date of such Credit Extension, including, without limitation, delivery by such Loan Party of a borrowing notice or request for issuance thereunder, in each case in the form prescribed therein, the following statements shall be true (and the acceptance by such Loan Party of the proceeds of such Credit Extension shall constitute a representation and warranty by USI and such Loan Party that, on the date of such Credit Extension, such statements are true):

          (a) the representations and warranties contained in Article V of this Agreement and in each other Amendment Document and Credit Document are correct in all material respects on and as of such date, before and after giving effect to such Credit Extension and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Credit Extension, in which case as of such specific date;

          (b) no Default has occurred and is continuing, or would result from such Credit Extension or from the application of the proceeds therefrom;

          (c) since September 30, 2001, there has been no Material Adverse
     Change.

     Section 4.03 Conditions Precedent to Maturity Extension. The Maturity Date will be automatically extended to the Extended Maturity Date upon satisfaction of the following conditions on or prior to the Initial Maturity Date (the "Maturity Extension"):

          (a) no Default shall have occurred or be continuing, or would result from such extension;

          (b) the Debt Coordinator shall be satisfied that the terms and conditions of the Extended Notes are consistent with the definition thereof and with the definition of "Exchange Offer" and are otherwise satisfactory to the Debt Coordinator.

          (c) On or prior to the date of the Maturity Extension, USI shall have paid (A) to the Debt Coordinator for the Pro Rata benefit of each Bank an extension fee of 0.75% of the outstanding Total Principal Exposure of such Bank under all Bank Facilities as at such date (the "Extension Fee"), and
     (B) all other accrued fees of the Debt Coordinator and the Banks and all accrued expenses of the Debt Coordinator (including the accrued fees and expenses of counsel to the Debt Coordinator, local counsel to the Debt Coordinator and the Banks and the Financial Advisor) to the extent an invoice therefor has been delivered to USI at least one Business Day prior to the date of the Maturity Extension.

          (d) Noteholders participating in the Exchange Offer shall represent not less than 90% of the aggregate face amount of the 2003 Notes (after giving effect to which not more than $25,000,000 in aggregate face amount of Remaining Notes shall be outstanding).

     Section 4.04 Use of Revolving Proceeds. The proceeds of each revolving credit or swingline borrowing under the USI Credit Agreement shall be used by USI or any of its Subsidiaries solely to pay ordinary course working capital and operating expenses, permitted Capital Expenditures and Investments permitted under Section 6.02(f)(ii)(C) and each such borrowing shall be applied to such payment within three days after the date of such borrowing; provided that if the Exchange Offer shall have been consummated, and subject to satisfaction of each of the conditions set forth in Section 4.02, a portion of the unfunded USI Revolving Credit Commitments (the "Restricted Commitments") and borrowings made pursuant thereto in an amount not to exceed the sum of (i) the Reserved Amount minus (ii) the Reserved Net Cash Proceeds, shall be available to USI to be applied solely to the payment at maturity of the Remaining Notes in accordance with the terms thereof.

     Section 4.05 Determinations Under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Debt Coordinator responsible for the Transactions contemplated by the Amendment Documents shall have received notice from such Bank prior to the Effective Date specifying its objection thereto.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Section 5.01 Representations and Warranties. USI represents and warrants as follows:

          (a) Each Loan Party and each of its Subsidiaries (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation or limited liability company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 5.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party in existence on the date hereof, showing (as to each such Subsidiary) the jurisdiction of its incorporation or organization. Except as set noted on Schedule 5.01(b), each Subsidiary is a wholly-owned Subsidiary of USI. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

          (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transactions, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Transaction Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents,
     (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof to the extent required hereunder) or (iv) the exercise by any the Debt Coordinator or any Bank of its rights under the Amendment Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than filings to perfect the Liens granted pursuant to the Collateral Documents and any filings that may be necessary to comply with state and Federal securities laws in connection with the exercise of any remedies under the Collateral Documents.

          (e) This Agreement has been, and each other Transaction Document when delivered has been or will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered was or will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action pending or threatened before any court, Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transactions.

          (g) All financial statements and other financial information required to be delivered by USI and each other Loan Party for any period, up to and including the Effective Date, under each Bank Facility have been furnished to each Bank, fairly present the Consolidated and consolidating financial condition of USI and its Subsidiaries as at the date on which each such period ended, all in accordance with generally accepted accounting principles as at such date applied on a consistent basis (except as otherwise noted to the applicable Banks at the time of delivery thereof).

          (h) The Consolidated balance sheets of USI and its Subsidiaries as at June 30, 2002, and the related Consolidated statements of income and weekly cash flows of USI and its Subsidiaries for the period then ended, certified by the Chief Financial Officer of USI, copies of which have been furnished to each Bank, fairly present the Consolidated financial condition of USI and its Subsidiaries as at such date and the Consolidated results of operations of USI and its Subsidiaries for the period ended on such date, in each case giving effect to the Transactions, all in accordance with GAAP.

          (i) The Consolidated and consolidating forecasted balance sheets, statements of income and statements of cash flows of USI and its Subsidiaries delivered to the Banks pursuant to 6.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, USI's best estimate of its future financial performance.

          (j) None of the information, exhibits and reports furnished by or on behalf of any Loan Party to the Debt Coordinator or any Bank in connection with the negotiation of the Amendment Documents or pursuant to the terms of the Credit Documents, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (k) USI is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any borrowing, the issuance of a Letter of Credit, bankers' acceptance or to request any other credit extension will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of a Credit Extension, the application of the proceeds or repayment thereof by USI, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (m) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the USI Collateral Documents have been duly made or taken and are in full force and effect, and the USI Collateral Documents create in favor of the Collateral Trustees and, in respect of the Rexair Collateral, the Rexair Collateral Agent, for the benefit of the Banks and the other Secured Holders and Secured Rexair Creditors, as applicable, a valid and perfected first priority (subject to the Rexair Debt Lien in the case of the Rexair Collateral) security interest in the Collateral, securing the payment of the Senior Debt, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Credit Documents.

          (n) (i) Except to the extent where the failure to do so could be reasonably likely to have a Material Adverse Effect or as otherwise set forth on Part I of Schedule 5.01(n) hereto, (A) the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and (B) no circumstances exist that could be reasonably likely to
     (1) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (2) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (ii) Except to the extent where the failure to do so could be reasonably likely to have a Material Adverse Effect or as otherwise set forth on Part II of Schedule 5.01(n) hereto, (A) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (B) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (C) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (D) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

          (iii) Except to the extent where the failure to do so could be reasonably likely to have a Material Adverse Effect or as otherwise set forth on Part III of Schedule 5.01(n) hereto, or as may be necessary or desirable in connection with any Asset Disposition, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably likely to have a Material Adverse Effect.

          (o) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          (p) Set forth on Schedule 5.01(p) hereto is a complete and accurate list of all Liens (other than Liens granted under the Collateral Documents, Liens incurred after the Effective Date and permitted by
     Section 6.02(a) and Liens against the assets of Foreign Subsidiaries to the extent that such Liens do not secure any Debt) on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

          (q) Set forth on Schedule 5.01(q) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (r) Set forth on Schedule 5.01(r) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) on the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner, and, to the extent available, book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Amendment Documents and Credit Documents.

          (s) Set forth on Schedule 5.01(s) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) is the lessee on the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, and, to the extent available, expiration date and annual rental cost thereof.

          (t) Set forth on Schedule 5.01(t) hereto is a complete and accurate list of all Investments (other than Investments permitted under Section 6.02(f)(iv)) having a value in excess of $50,000 held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (u) Set forth on Schedule 5.01(u) hereto is a complete and accurate list of all United States and, to the extent available, all foreign patents, trademarks, trade names, service marks and copyrights, and all licenses thereof, of each Loan Party or any of its Subsidiaries (other than Foreign Subsidiaries) on the date hereof, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                                  ARTICLE VI

                                   COVENANTS

     Section 6.01 Affirmative Covenants. Until the Debt Termination Date, each respective Loan Party will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither USI nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Liens resulting therefrom attaches to its property and become enforceable against its other creditors in an aggregate amount in excess of $10,000,000.

          (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither USI nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances, or to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance including, without limitation, business interruption insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which USI or such Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), and material permits, licenses, approvals, privileges and franchises; provided, however, that USI and its Subsidiaries may (i) consummate any merger or consolidation permitted under Section 6.02(d) and (ii) with respect to any Immaterial Subsidiary, consummate the liquidation or dissolution of such Immaterial Subsidiary as permitted under Section 6.02(d)(iv), and provided further that neither USI nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of USI or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of USI or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to USI, such Subsidiary or the Banks.

          (f) Visitation Rights. At any reasonable time and from time to time, permit the Debt Coordinator or any of the Banks, or the Debt Coordinators or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, USI and any of its Subsidiaries, and to discuss the affairs, finances and accounts of USI and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, subject to reasonable prior notice and customary confidentiality undertakings.

          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of USI and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Transaction Documents with any of their Affiliates on terms that are fair and reasonable and no materially less favorable to USI or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate other than any transaction between (1) a Shared Collateral Loan Party and another Shared Collateral Loan Party, (2) a Non-Shared Collateral Loan Party and another Non-Shared Collateral Loan Party and (3) a Foreign Subsidiary and another Foreign Subsidiary.

          (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Debt Coordinator following (1) the occurrence and continuance of an Event of Default or (2) the determination by the Steering Committee, after consultation with USI, that the benefits to the Banks of additional grants of Collateral in respect of any Foreign Subsidiary exceed any adverse tax consequences that the granting of such Collateral may have on USI and its Subsidiaries, in each case provided that the consummation of such request would neither contravene nor be ineffective under applicable law (each, a "Trigger Event"), (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or any Loan Party becoming a Non-Shared Collateral Loan Party or (z) the acquisition of any property by any Loan Party, and such property shall not already be subject to a perfected first priority security interest in favor of the Collateral Trustees for the benefit of the Secured Holders, then in each case, subject to the rights of the Rexair Agents and the Rexair Lenders and the obligations of each Rexair Obligor under Section 8.12 of the Rexair Credit Agreement, at USI's expense:

               (i) in connection with any Subsidiary becoming a Non-Shared Collateral Loan Party, cause each such Subsidiary to duly execute and deliver a Non-Shared Guaranty or a supplement thereto in the form attached thereto within 10 days after such event,

               (ii) within 30 days after such request, formation or acquisition, furnish to the Collateral Trustees a description of the real and personal properties of the Loan

          Parties and their respective Subsidiaries in detail reasonably satisfactory to the Debt Coordinator,

               (iii) within 45 days (or such greater period as the Debt Coordinator, in its sole discretion, may agree) after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Trustees mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Debt Coordinator, securing payment of all the Obligations of such Subsidiary, parent or the applicable Loan Party, as the case may be, under the Amendment Documents and Credit Documents and constituting Liens on all such properties,

               (iv) within 60 days (or such greater period as the Debt Coordinator, in its sole discretion, may agree) after such request, formation or acquisition, take, and cause each such and each direct or indirect Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Debt Coordinator to vest in the Collateral Trustees (or in any representative of the Collateral Trustees designated by them) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 6.01(j), enforceable against all third parties in accordance with their terms,

               (v) within 60 days after such request, formation or acquisition, deliver to the Collateral Trustees, upon the request of the Debt Coordinator in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Trustees and the other Secured Holders, of counsel for the Loan Parties acceptable to the Debt Coordinator as to the matters contained in clauses (i), (iii) and
          (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Debt Coordinator may reasonably request,

               (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Debt Coordinator in its sole discretion, to the Collateral Trustees with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition, title reports and surveys, each in scope, form and substance satisfactory to the Debt Coordinator, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Trustees,

               (vii) upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its

          Subsidiaries from any of its Subsidiaries from time to time into the USI Collateral Account, and, with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Debt Coordinator may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable, a perfected, first priority lien on and security interest in such dividends, and

               (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Debt Coordinator may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements, provided that, unless a Trigger Event shall have occurred, neither USI nor any other Loan Party shall be required to take, or cause any of its Subsidiaries (including, without limitation, any Foreign Loan Party) to take, any action described in this Section 6.01(j) (i) with respect to any Foreign Subsidiary (except any actions necessary or desirable in the opinion of the Debt Coordinator to vest in the Collateral Trustees a valid and perfected first-priority Lien on 65% of the capital stock or other Equity Interests of any Foreign Subsidiary (other than any Subsidiary having assets with a fair market value of $50,000 or less (each, an "Immaterial Subsidiary")) held by USI or a Subsidiary that is not a Foreign Subsidiary), (ii) with respect to any Immaterial Subsidiary or
     (iii) with respect to any interest in real property having a fair market value of $25,000 or less, and in no event will any Foreign Loan Party be required to take any such action to the extent prohibited by applicable laws or agreements or instruments under which Debt permitted by Section 6.02(b) (and subject to Section 6.02(m)) has been incurred.

          (k) Further Assurances. (i) Promptly upon request by any Bank through the Debt Coordinator, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in the existing content of any Transaction Document or in the execution, acknowledgment, filing or recordation thereof, and

          (ii) Promptly upon request by any Bank through the Debt Coordinator, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Bank, through the Debt Coordinator, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Transaction Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Holders the rights granted or now or hereafter intended to be granted to the Secured Holders under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          (l) Preparation of Environmental Reports. At the request of the Debt Coordinator from time to time after receipt of a notice of the type specified in Section 6.03(o), provide counsel to the Debt Coordinator within 60 days after such request, at the expense of USI, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Debt Coordinator, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Debt Coordinator determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Debt Coordinator may retain an environmental consulting firm to prepare such report at the expense of USI, and USI hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Debt Coordinator, the Banks, such firm and the Debt Coordinators or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

          (m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which USI or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Debt Coordinator of any default by any party with respect to such leases and cooperate with the Debt Coordinator in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          (n) Liquid Assets. Maintain, and cause each of its Subsidiaries (other than Foreign Subsidiaries or Foreign Loan Parties) to maintain, deposit accounts only with banks, and security entitlements and financial assets constituting Cash Equivalents only with securities intermediaries, acceptable to the Debt Coordinator that have entered into a Control Agreement that specifically lists each such account, security entitlement and financial asset (in each case, a "Permitted Account Bank"); provided that USI and its Subsidiaries shall be permitted to maintain deposit accounts and security entitlements and financial assets constituting Cash Equivalents (collectively, "Liquid Assets") with institutions located in the United States other than Permitted Account Banks so long as the aggregate amount of Liquid Assets does not exceed $3,500,000 at any time; provided further that USI and its Subsidiaries shall in no event hold more than $15,000,000 in the aggregate at any time in Liquid Assets maintained with institutions located in Canada other than Permitted Account Banks; and provided further that USI and its Subsidiaries shall in no event hold more than $20,000,000 in the aggregate at any time in Liquid Assets maintained with institutions located outside of the United States and Canada other than Permitted Account Banks.

          (o) Use of Proceeds. Use the proceeds of any borrowing or other credit extension under any Bank Facility solely in accordance with the provisions of Section 3.01 and Section 4.04.

          (p) End of Fiscal Years; Fiscal Quarters. USI will cause (i) each of its, and each of its Subsidiaries', Fiscal Years to end on the Saturday closest to the last day in September of each year and (ii) its Fiscal Quarters to end in a manner consistent therewith (on a 52/53 week basis).

          (q) Mandatory Interest Rate Protection for Rexair. For the period ending no earlier than the second anniversary of the Initial Borrowing Date (as defined in the Rexair Credit Agreement), Rexair shall maintain at all times, Hedge Agreements with an Approved Person reasonably acceptable to the Rexair Agent, establishing a fixed or maximum interest rate acceptable to the Rexair Agent for an aggregate amount of at least 50% of the aggregate principal amount of Rexair Bank Exposure outstanding on the Initial Borrowing Date, after giving effect to the Transaction (as defined in the Rexair Credit Agreement), with all such Hedge Agreements to conform to the provisions of Section 6.02(b)(i)(A).

          (r) Rexair Negative Covenant Compliance. Each Rexair Obligor shall keep, observe and comply, at all times, with the covenants set forth in
     Schedule III hereto.

          (s) Reimbursement. Until a Rexair Event occurs, if either USI or any of its Subsidiaries (other than a Rexair Obligor) on the one hand or any Rexair Obligor on the other hand is required, in compliance with any statutory obligation, to provide funds for the payment of an obligation of the other, the Obligor that has received the benefit of such payment shall promptly and fully reimburse the Obligor that made such payment.

     Section 6.02 Negative Covenants. Until the Debt Termination Date, each Loan Party agrees that it will not, at any time:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or similar statute of any jurisdiction, a financing statement or equivalent filing or registration in any jurisdiction outside of the United States that names USI or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts, payment intangibles, chattel paper or other right to receive income, except:

               (i) Liens under or in respect of the Transaction Documents;

               (ii) Permitted Liens;

               (iii) other Liens existing on the date hereof and described on
          Schedule 5.01(p) hereto;

               (iv) purchase money Liens upon or in fixed assets acquired or held by USI or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 6.02(b)(iv)(B) at any time outstanding;

               (v) Liens arising in connection with (and securing only Debt arising under) Capitalized Leases permitted under Section 6.02(b)(iv)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

               (vi) any interest or title of a lessor, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to leases permitted by the Transaction Documents;

               (vii) Liens securing Debt of Foreign Subsidiaries permitted to be incurred under the terms of the Amendment Documents and the Credit Documents;

               (viii) Liens, other than in favor of the PBGC, arising out of judgments or awards in respect of which USI or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award and provided further that the aggregate amount secured by such Liens does not exceed $10,000,000 in the aggregate as measured from the Prior Effective Date;

               (ix) Liens on assets subject to any escrow arrangement entered into in connection with any disposition of assets permitted under
          Section 6.02(e);

               (x) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

               (xi) any financing statement under the Uniform Commercial Code or security agreement filed or executed in respect of any of the foregoing; and

               (xii) Liens and amounts escrowed in connection with USI's employee retention program in an amount not to exceed $16,000,000 in the aggregate as measured from the Prior Effective Date.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

               (i) in the case of USI and its Subsidiaries, Debt in respect of Hedge Agreements (A) designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value thereof not to exceed $15,000,000 at any time outstanding in the case of interest rate hedges (excluding for purposes of this calculation Hedge Agreements entered into in order to comply with Section 6.01(q)) and an aggregate notional amount not to exceed $20,000,000 at any time outstanding in the case of foreign exchange rate hedges (excluding for purposes of this amount Hedge Agreements entered into in reasonable anticipation of the consummation of an Asset Disposition) and (B) with respect to commodity hedging entered into in the ordinary course of business consistent with past practice and in compliance with Section 6.02(o),

               (ii) in the case of any Loan Party (A) that is a Shared Collateral Loan Party, Debt owed to another Shared Collateral Loan Party and (B) that is a Non-Shared Collateral Loan Party, Debt owed to another Non-Shared Collateral Loan Party, provided that, in each case, such Debt (x) shall be evidenced by promissory notes in form and substance satisfactory to the Debt Coordinator and (y) shall constitute Pledged Debt and be pledged as security for the Obligations under the Senior Debt or Bank Debt, as applicable, and delivered to the Collateral Trustees pursuant to the terms of the Pledge and Security Agreement,

               (iii) in the case of any Foreign Subsidiary, Debt owed to (x) any other Foreign Subsidiary, (y) USI or any other Subsidiary of USI (subject to the limitations set forth in Section 6.02(f)) or (z) any other Person, so long as such Debt is either (1) Surviving Debt (whether or not funded) and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Surviving Debt that meets the requirements set forth in the first two provisos of clause (iv)(D) below, or (2) other Debt in an aggregate principal or face amount owed by all Foreign Subsidiaries to all such other Persons not to exceed $10,000,000 at any time, and

               (iv) in the case of any Loan Party,

                    (A) Debt under the Transaction Documents,

                    (B) Debt secured by Liens permitted by Section 6.02(a)(iv)
               not to exceed in the aggregate for all Loan Parties $10,000,000 at any time outstanding,

                    (C) Capitalized Leases not to exceed in the aggregate for
               all Loan Parties $10,000,000 at any time outstanding,

                    (D) the Surviving Debt, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Amendment Documents and the Credit Documents, provided further that the principal amount of such Surviving Debt shall not be increased above the maximum principal amount permitted to be incurred under the commitment thereof immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Banks than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate,

                    (E) Debt owed to Foreign Subsidiaries, provided that (i)
               such Debt shall be subordinated, on terms satisfactory to the Debt Coordinator, to all Bank Debt and (ii) unless such Debt is Debt of a Non-Shared Collateral Loan Party, the proceeds of such Debt shall be applied concurrently to prepay revolving credit or swingline borrowings (without any required commitment reduction) under the USI Credit Agreement, and

                    (F) Debt owed to Foreign Loan Parties, provided that such
               Debt shall be subordinated, on terms satisfactory to the Debt Coordinator, to all Bank Debt.

          (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

               (i) any Shared Collateral Loan Party may merge into or consolidate with any other Shared Collateral Loan Party, provided that (A) in the case of any such merger or consolidation to which USI is a party, USI shall be the survivor thereof, (B) in the case of any such merger or consolidation to which USI is not a party, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of USI and (C) in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor;

               (ii) any Foreign Subsidiary may merge into or consolidate with
          (A) any other Foreign Subsidiary or (B) any Non-Shared Collateral Loan Party that was a Foreign Subsidiary prior to becoming a Non-Shared Collateral Loan Party, provided that the Person formed by such merger or consolidation shall be a Non-Shared Collateral Loan Party;

               (iii) any Non-Shared Collateral Loan Party may merge into or consolidate with any other Non-Shared Collateral Loan Party, provided that the Person formed by such merger or consolidation shall be a Non-Shared Collateral Loan Party and a guarantor under a Non-Shared Guaranty;

               (iv) any Immaterial Subsidiary may liquidate all or substantially all of its assets or dissolve at any time, provided that the assets of such Immaterial Subsidiary shall be transferred to its direct parent upon such liquidation or dissolution; and

               (v) in addition to any merger or consolidation permitted by the foregoing clauses, any Subsidiary of USI may merge with any Person in order to consummate any Asset Disposition permitted by Section 6.02(e)(iv) and consummated in accordance therewith and subject to the conditions set forth therein, provided that such merger or consolidation shall occur concurrently with such Asset Disposition and, as a result thereof, the Subsidiary of USI party to such merger or consolidation shall cease to be a Subsidiary of USI;

     provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing other than, in the case of clause (iv), a Default that shall be and is fully cured by the related Asset Disposition and the application of the Net Cash Proceeds thereof.

          (e) Sales of Assets; Etc. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

               (i) sales of Inventory in the ordinary course of its business;

               (ii) sales of obsolete Equipment having an aggregate book value for all Loan Parties not to exceed $500,000 in the aggregate as measured from the Prior Effective Date, and $100,000 in any single disposition;

                    (iii) in a transaction authorized by Section 6.02(d);

                    (iv) the sale or lease of any asset by USI or by any
               Subsidiary to any Person that is not a Loan Party (other than (1) a bulk sale of Inventory and (2) any sale of Receivables other than delinquent accounts for collection purposes only, each, a "USI Asset Disposition") so long as (A) the purchase price for such asset shall be no less than fair market value and shall not involve excessive transaction costs or indemnification obligations that are not usual in scope or type, (B) except for reasonable and customary amounts to be escrowed pursuant to the applicable sale agreements, 100% of the net proceeds shall be paid at closing in immediately available U.S. Dollars (or readily convertible currencies) and (C) no Default shall exist and be continuing both before and after giving effect thereto, other than a Default that shall be and is fully cured by such Asset Disposition and the application of the Net Cash Proceeds thereof; and

                    (v) the sale, lease or transfer of any asset in connection with an Investment permitted under clause (ii) or (iii) of subsection (f) below.

     provided that in transactions referred to in clause (ii) or (iv) above, the appropriate Loan Party shall apply the Net Cash Proceeds of such transaction as set forth in Section 3.05.

          (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

               (i) equity Investments by USI and its Subsidiaries in their Subsidiaries outstanding on the date hereof;

               (ii) (A) Investments by Shared Collateral Loan Parties in Non-Shared Collateral Loan Parties (unless such Investment would result on the next date of determination in any such Non-Shared Collateral Loan Party becoming a Shared Collateral Loan Party) or in other Shared Collateral Loan Parties, (B) Investments (1) by Non-Shared Collateral Loan Parties in Shared Collateral Loan Parties in an aggregate amount not to exceed $15,000,000 as measured from the Prior Effective Date plus any loans or advances the proceeds of which are applied concurrently to prepay USI Term Exposure, revolving credit or swingline borrowings (without any required commitment reduction) under the USI Credit Agreement or (2) in other Non-Shared Collateral Loan Parties, provided that no such Investment shall be permitted if, alone or in aggregate with other such Investments, it shall cause a Non-Shared Collateral Loan Party to become a Shared Collateral Loan Party, and
          (C) Investments by Loan Parties in Foreign Subsidiaries in an aggregate amount not to exceed at any time the aggregate amount of Investments in Loan Parties made on or after the Prior Effective Date and permitted under clause (iii) below, plus the aggregate amount of cash dividends paid by Foreign Subsidiaries to Loan Parties on and after the Prior Effective Date and permitted under Section 6.02(g)(ii), provided that Investments by Non-Shared Collateral Loan Parties permitted under this clause (ii)(C) shall not be in an aggregate amount in excess of the portion of the amount of Foreign Subsidiary Investments and dividends referred to above in this clause
          (ii)(C) actually received by the Non-Shared Collateral Loan Parties;

               (iii) Investments by Foreign Subsidiaries in Loan Parties and in other Foreign Subsidiaries, provided that any such Investment in a Loan Party that is or will constitute Debt of such Loan Party shall be subject to Section 6.02(b)(iv)(E);

               (iv) loans and advances to employees in the ordinary course of business of USI and its Subsidiaries as presently conducted (excluding travel and other similar business advances) outstanding as of the date hereof and additional such loans and advances not to exceed $2,500,000 in aggregate principal amount at any time outstanding;

               (v) Investments by USI and its Subsidiaries in Cash Equivalents permitted in accordance with Section 6.01(n);

               (vi) Investments (other than in Subsidiaries) existing on the date hereof and described on Schedule 5.01(t) hereto;

               (vii) Investments by USI and its Subsidiaries in Hedge Agreements permitted under Section 6.02(b)(i)(A);

               (viii) Investments consisting of intercompany Debt permitted under Section 6.02(b) or transactions permitted by Section 6.02(g);

               (ix) Investments consisting of mergers and consolidations permitted by Section 6.02(d);

               (x) Investments consisting of (x) the creation of one or more new Subsidiaries and (y) the contribution by USI or its then existing Subsidiaries to any of such new Subsidiaries of any assets, in each case, in order to consummate any Asset Disposition permitted by
          Section 6.02(e)(iv), provided that any assets so contributed are disposed of upon the consummation of such Asset Disposition and such Asset Disposition is consummated in accordance with, and subject to the conditions set forth in, such section;

               (xi) Investments consisting of Capital Expenditures permitted by
          Section 6.02(p);

               (xii) Investments not otherwise permitted by the foregoing clauses in an aggregate amount not to exceed $2,000,000 as measured from the Prior Effective Date; and

               (xiii) the USI Global Contribution.

          (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in USI or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

               (i) USI may declare and pay dividends and distributions payable only in common stock of USI, and

               (ii) Subsidiaries of USI may (A)(1) if any such Subsidiary is a Foreign Subsidiary, declare and pay cash dividends and (2) if any such Subsidiary is a Loan Party, declare and pay cash dividends to another Loan Party, provided that cash dividends declared and paid by all Subsidiaries that are not Shared Collateral Loan Parties to Shared Collateral Loan Parties shall not exceed in the aggregate $30,000,000, and provided further that, in the case of cash dividends paid to any Non-Shared Collateral Loan Party under this clause (ii), the aggregate amount of such cash dividends shall be permitted only to the extent that the receipt of such cash dividends by such Non-Shared Collateral Loan Party will not result on the next date for determination in such Non-Shared Collateral Loan Party becoming a Shared Collateral Loan Party and (B) accept capital contributions from a parent to the extent permitted under Section 6.02(f).

          (h) Operating Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee under any operating lease (i) unless such lease is entered into in the ordinary course of business consistent with past practices and (ii) the direct and contingent liabilities of USI and its Subsidiaries in respect of such lease will not exceed $1,000,000 payable in any period of 12 consecutive months.

          (i) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents, except to the extent that such amendment could not have a Material Adverse Effect.

          (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

          (k) Prepayments of Debt, Etc. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Senior Debt Exposure in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner adverse to the Banks any term or condition of any Surviving Debt, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to do any of the foregoing other than to prepay any Debt payable to USI or any other Loan Party or Debt described in Sections 6.02(b)(iv)(B) and 6.02(b)(iv)(C) payable upon the disposition (whether voluntary or involuntary) of the assets financed thereby; provided, however, that except as expressly provided under the terms of this Agreement, including as permitted in connection with the Exchange Offer, USI will not make any optional prepayments or reductions, including any optional Permanent Reductions of obligations under the Notes while any Senior Debt Exposure remains outstanding under the Bank Facilities, and any such permitted "prepayment" or reduction shall be made solely by the deposit of funds into the Notes Escrow Account or by the application of operating cash flow to and payment at maturity of the Remaining Notes in accordance with the terms thereof.

          (l) Amendment of Note Documents, Etc. Except as permitted in connection with the Exchange Offer, amend, modify or change in any manner any term or condition of any Note Document, agree in any manner to any other amendment, modification or change of any term or condition of any Note Document or take any other action in connection with any Note Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Debt Coordinator or any Bank, or permit any of its Subsidiaries to do any of the foregoing.

          (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Holders or, in the case of an Unrestricted Subsidiary (as defined in the Notes), the Banks, or (ii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 6.02(b)(iv)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 6.02(b)(iv)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (D) any Debt outstanding on the date any Subsidiary of USI becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of USI) or (E) any Debt of any Foreign Subsidiary (so long as any such agreement or instrument applies only to the capital stock and assets of such Foreign Subsidiary and its Subsidiaries).

          (n) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so.

          (o) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts for speculative purposes or any similar speculative transactions.

          (p) Capital Expenditures. Make, or permit any of its Subsidiaries (other than the Rexair Obligors) to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by USI and each other Loan Party, as at the end of each Fiscal Quarter of USI set forth below to exceed:

               (i) prior to the Initial Maturity Date, on a cumulative basis, the amount set forth below for each such Fiscal Quarter of USI:

               Fiscal Quarter ended:            Maximum Capital Expenditures
               ---------------------            ----------------------------
                  December 28, 2002                      $10,000,000
                  March 29, 2003                         $14,000,000
                  June 28, 2003                          $16,000,000
                  September 27, 2003                     $19,000,000

               (ii) if the Maturity Extension shall have occurred on or prior to the Initial Maturity Date, on a cumulative basis, the amount set forth below for each such Fiscal Quarter of USI following the Initial Maturity Date:

                  December 27, 2003                      $ 7,000,000
                  March 27, 2004                         $13,000,000
                  June 26, 2004                          $19,000,000
                  September 25, 2004                     $24,000,000

     provided that the permitted amount of Capital Expenditures shall be adjusted in connection with the sale or other disposition of any Principal Business Unit by deducting from such amount the cumulative amount attributable to such Principal Business Unit on Schedule 6.02(p) under the heading "Adjustment Grid" commencing in the month in which such Principal Business Unit is sold.

          (q) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make Loans or advances to, or otherwise transfer assets to or invest in, USI or any Subsidiary of USI (whether through a covenant restricting dividends, Loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Transaction Documents, (ii) any agreement, instrument or arrangement evidencing Surviving Debt, (iii) any agreement or arrangement in effect at the time such Subsidiary becomes a Subsidiary of USI, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of USI, (iv) any agreement or arrangement applicable to any Foreign Subsidiary and consisting of customary covenants contained in agreements under which Debt may be incurred and (v) any agreement or arrangement governing the terms of any proposed Asset Disposition permitted under Section 6.02(e)(iv), so long as the restrictions contained therein are applicable solely in respect of Subsidiaries party to such Asset Disposition and solely until such Asset Disposition is consummated.

          (r) Rexair Restrictions. Notwithstanding anything to the contrary contained in this Section 6.02 until a Rexair Event has occurred, no Rexair Obligor shall be permitted to, or permit any of its Subsidiaries to, (i) incur any Debt in favor of any other Loan Party, (ii) merge into or consolidate with any other Loan Party, (iii) make any Investment in any other Loan Party or (iv) make any payment or other distribution to any other Loan Party in respect of Equity Interests of such Rexair Obligor held by such Loan Party.

     Section 6.03 Reporting Requirements. Until the Debt Termination Date, USI will furnish to the Debt Coordinator and the Banks:

          (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer of USI setting forth details of such Default and the action that USI has taken and proposes to take with respect thereto.

          (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for USI and its Subsidiaries, including therein Consolidated and consolidating balance sheets of USI and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of USI and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Steering Committee Majority of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Steering Committee Majority, together with (i) a certificate of such accounting firm to the Banks stating that in the course of the regular audit of the business of USI and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Debt Coordinator of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 6.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, USI shall also provide, if necessary for the determination of compliance with Section 6.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of USI stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that USI has taken and proposes to take with respect thereto.

          (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of USI and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of USI and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of USI and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of USI as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that USI has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Debt Coordinator of the computations used by USI in determining compliance with the covenants contained in Section 6.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, USI shall also provide, if necessary for the determination of compliance with
     Section 6.04, a statement of reconciliation conforming such financial statements to GAAP.

          (d) Monthly Financials. As soon as available and in any event within 21 days after each monthly reporting period, a Consolidated balance sheet, Consolidated income statement and Consolidated cash flow statement for USI and its Subsidiaries as well as consolidating balance sheets, income statements and cash flows, each prepared in accordance with GAAP for the month and year-to-date periods then ended, including by each Principal Business Unit. All such financial statements shall include comparisons to both budget as well as to prior year, with management discussion provided for significant deviations from budget and prior year, significant operating trends, working capital analysis including days' sales outstanding, accounts receivable aging, potential problem accounts receivable and potential inventory obsolescence issues, and certified (in form and substance reasonably acceptable to the Debt Coordinator) by the chief financial officer, treasurer or chief accounting officer of USI, which information shall be in addition to, and not in limitation of, any other information or reporting requirements contained in this Agreement, the Credit Agreements and any other Transaction Document.

          (e) 13-Week Cash Flow Reports. (i) As soon as available and in any event no later than the third Business Day following the Friday of the report week then ended, USI and its Subsidiaries shall provide to the Debt Coordinator, the Financial Advisor and each Bank a weekly statement of consolidated and consolidating cash flows for the immediately preceding week and as projected for the 13 weeks then commencing, substantially in the form of Exhibit C hereto, and applying procedures consistent with those agreed to among USI and the Financial Advisor (each, a "Weekly Cash Flow Report"). Explanation of significant changes from the amounts forecasted the previous week (including a comparison of the actual results to the forecasted amounts for the previous week) shall be provided.

          (f) Annual Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, Consolidated and consolidating forecasts for USI and its Subsidiaries prepared by management of USI, in form satisfactory to the Debt Coordinator, of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Maturity Date.

          (g) Asset Disposition Monitoring; Asset Dispositions. (i) (A) Meet with each of the Debt Coordinator, the Financial Advisor and each Steering Committee Member on a monthly basis, and with the Financial Advisor and counsel to the Debt Coordinator upon reasonable request, to provide them, on a confidential basis, with a status report on USI's ongoing Asset Disposition Program and (B) make available members of its senior management to meet with the Debt Coordinator, the Financial Advisor and each Steering Committee Member, at such times and at such places (including by telephone conference call) as the Debt Coordinator may reasonably request, to discuss in reasonable detail the status of such Asset Disposition Program and (ii) in connection with any proposed Asset Disposition permitted under Section 6.02(e)(iv) or under Section 9.02(v) of the Rexair Credit Agreement, as amended by the Rexair Amendment, with respect to USI and each Loan Party party to such Asset Disposition, provide prompt delivery of certified copies of each of the principal transaction documents executed in connection with such Asset Disposition to each of the Debt Coordinator and its counsel, the Financial Advisor and each Steering Committee Member.

          (h) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 5.01(f).

          (i) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

          (j) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 6.03.

          (k) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Transaction Document or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Transaction Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Debt Coordinator, such information and reports regarding the Note Documents and such instruments, indentures and loan and credit and similar agreements as the Debt Coordinator may reasonably request.

          (l) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) of which USI is a member aggregating $5,000,000 or more.

          (m) Tax Certificates. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the Chief Financial Officer of USI, stating that USI has paid to the Internal Revenue Service or other taxing authority, the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that USI and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of Taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, in respect of such taxable year.

          (n) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of USI describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

          (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

          (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

          (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal

     Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

          (o) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (p) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 5.01(r) and 5.01(s) hereto, including an identification of all owned and leased real property disposed of by USI or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

          (q) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Debt Coordinator, or any Bank through the Debt Coordinator, may reasonably specify. (r) Asbestos Matters. As soon as available and in any event within 30 days after the end of each Fiscal Quarter, a report summarizing each material event or change with respect to asbestos-related liabilities affecting any Loan Party or any of its Subsidiaries and any judicial or administrative proceedings in connection therewith.

          (s) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Debt Coordinator, or any Bank through the Debt Coordinator, may from time to time reasonably request.

     Section 6.04 Financial Covenants. Until the Debt Termination Date, USI will:

          (a) Minimum EBITDA. (i) Maintain as at the end of each Fiscal Quarter set forth below after the Effective Date and prior to the Initial Maturity Date cumulative EBITDA of USI and its Subsidiaries (other than the Rexair Obligors) of not less than the cumulative amount set forth below:

                  Fiscal Quarter ended              Minimum Cumulative EBITDA
                  --------------------              -------------------------
                   December 28, 2002                       $11,000,000
                   March 29, 2003                          $30,000,000
                   June 28, 2003                           $63,000,000
                   September 27, 2003                      $92,000,000

          (ii) Maintain after the date of the Maturity Extension, if any, EBITDA of USI and its Subsidiaries (other than the Rexair Obligors) of not less than the amount set forth below for the four consecutive Fiscal Quarters of USI most recently ended:

                   Period ended                           Minimum EBITDA
                   ------------                           --------------
                   December 27, 2003                        $96,000,000
                   March 27, 2004                          $100,000,000
                   June 26, 2004                           $104,000,000
                   September 25, 2004                      $108,000,000

     provided in each case, that minimum EBITDA shall be adjusted in connection with the sale or other disposition of any Principal Business Unit by deducting from such amount the cumulative amount attributable to such Principal Business Unit on Schedule 6.04(a) under the heading "Adjustment Grid" commencing in the month in which such Principal Business Unit is sold.

          (b) Debt to EBITDA Ratio. (i) Maintain at all times after the Effective Date and prior to the Initial Maturity Date a Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

              At any time during Fiscal Quarter ending             Ratio
              ----------------------------------------             -----

                    December 28, 2002                              4.00x
                    March 29, 2003                                 4.50x
                    June 28, 2003                                  5.25x
                    September 27, 2003                             5.50x

          (ii) Maintain at all times after the date of the Maturity Extension, if any, a Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

              At any time during Fiscal Quarter ending             Ratio
              ----------------------------------------             -----

                    December 27, 2003                              5.25x
                    March 27, 2004                                 5.25x
                    June 26, 2004                                  5.00x
                    September 25, 2004                             4.50x

          (c) Interest Coverage Ratio. (i) Maintain after the Effective Date and prior to the Initial Maturity Date an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

                  Fiscal Quarter Ending                            Ratio
                  ---------------------                            -----
                    December 28, 2002                              2.50x
                    March 29, 2003                                 2.10x
                    June 28, 2003                                  1.80x
                    September 27, 2003                             1.60x

          (ii) Maintain after the date of the Maturity Extension, if any, an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

                  Fiscal Quarter Ending                            Ratio
                  ---------------------                            -----
                    December 27, 2003                              1.60x
                    March 27, 2004                                 1.60x
                    June 26, 2004                                  1.60x
                    September 25, 2004                             1.60x

          (d) Minimum Liquidity. Maintain at all times Liquidity of no less than $25 million.

          (e) Rexair Financial Covenants. Each Rexair Obligor shall comply with the financial covenants contained in Section 9 to the Rexair Credit Agreement, as amended on the terms set forth on Schedule III to this Agreement.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

     Section 7.01 Events of Default. If any of the following events ("Events of Default") shall occur under any Credit Document and be continuing:

          (a) any Loan Party shall fail to pay (i) any amounts of principal or of reimbursement of drawings under any Letter of Credit or any amount under any bankers acceptance, in any case, payable hereunder or under any Credit Document when due and payable or (ii) any other amount payable hereunder or under any Credit Document, within one Business Day in the case of all other amounts; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Transaction Document shall prove to have been incorrect in any material respect when made or deemed to have been made; or

          (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 3.01, 3.05, 4.04, 6.01(e) (with respect to corporate existence of USI only), 6.01(f), 6.02, 6.03 or 6.04; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Credit Document (to the extent not superseded and replaced pursuant to Article II hereof) on its part to be performed or observed if such failure shall remain unremedied for 15 Business Days (i) after written notice thereof shall have been given to such Loan Party by the Debt Coordinator or (ii) if earlier, after any Authorized Officer of such Loan Party obtains knowledge thereof; or

          (e) (i) any Loan Party or any Material Subsidiary shall fail to pay any principal of, premium or interest on, or any other amount payable in respect of any Debt that is outstanding in a principal or reimbursement amount of at least $5,000,000 in the aggregate; in any case either individually or in the aggregate of such Loan Party or any Material Subsidiary, when the same becomes due and payable whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt as specified in clause (i) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt as specified in clause (i) or otherwise to cause, or to permit the holder thereof to cause, such Debt as specified in clause (i) to mature; or any such Debt as specified in clause (i) shall be declared to be due and payable or is then required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt as specified in clause (i) shall be then required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any Material Subsidiary and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, provided, however, that any judgment or order shall not give rise to an Event of Default if and for so long as (1) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding insurance policy issued by an insurer rated at least "A" by A.M. Best and covering full payment thereof and (2) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any Material Subsidiary that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Transaction Document, after delivery thereof pursuant to Section 4.01 or 6.01(j), shall for any reason cease to be valid and binding on or enforceable against any Loan Party party thereto, or any such Loan Party shall so state in writing; or

          (j) any Collateral Document after delivery thereof pursuant to
     Section 4.01 or 6.01(j) shall for any reason (other than pursuant to the terms thereof or solely as a result of failure by either Collateral Trustee to possess any such Collateral) cease to create a valid and perfected first priority lien on and security interest in any material portion of the Collateral purported to be covered thereby; or

          (k) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

          (l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $5,000,000 per annum; or

          (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000; or

          (n) a Change of Control shall occur;

then, and in any such event, the Debt Coordinator (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Loan Parties, declare all commitments and Obligations of each Bank hereunder and under the Bank Facilities to make Loans, issue Letters of Credit or bankers' acceptances or make other credit extensions (other than reimbursements to other Banks in respect of Loans and drawn Letters of Credit and bankers' acceptances) to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, (A) by notice to the Loan Parties, declare all Loans, all interest thereon and all other amounts payable under the Bank Facilities and the Credit Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by all of the Loan Parties, (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit or bankers' acceptance is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to each applicable Letter of Credit and bankers' acceptance issuing bank, direct such issuing bank to deliver a "default termination notice" (or similar notice) to the beneficiary of each Letter of Credit or bankers' acceptance issued by it, and such issuing bank shall deliver such default termination notices (or similar notices); provided that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code (a "Bankruptcy Event"), (x) the commitments of each Bank and the obligation of each Bank to make Loans, issue Letter of Credit, bankers' acceptance or other credit extensions under the Bank Facilities (other than reimbursements to other Banks in respect of drawn Letters of Credit and bankers' acceptances) shall automatically be terminated and (y) all Loans under all Bank Facilities, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by all Loan Parties.

     Section 7.02 DIP Event. Notwithstanding any acceleration of the maturity of any Loans and other amounts due under the Bank Facilities and other Credit Documents pursuant to Section 7.01 hereof, in the event that (i) any USI Obligor or Rexair Obligor becomes a debtor and debtor-in-possession in a case pending under Chapter 11 of the U.S. Bankruptcy Code (11 U.S.C. ss.ss. 101 et seq.; the "Bankruptcy Code") and has continued in the possession and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code (each such event, a "DIP Event") and (ii) all of the Banks under any Bank Facility shall have notified such Obligor of their intention to waive their rights arising under Section 7.01(f) of this Agreement and to maintain their Commitments and other obligations in respect of such Bank Facility, then (x) the terms and provisions of such Bank Facility (including, without limitation, the terms and provisions of this Agreement related to such Bank Facility) shall remain in full force and effect, (y) such Obligor shall take all necessary steps for the approval of its continuing obligations under such Bank Facility, including, without limitation, its obligations in respect of Collateral, by the applicable bankruptcy court and (z) no Bank that is not a party to such Bank Facility shall take any action to contest the validity or enforceability of such continuing obligations, it being understood and agreed that no repayment shall be deemed to have been made with respect to any such Bank Facility as a result of any applicable Bank's agreement to maintain any such Commitment; provided that, if a DIP Event occurs in respect of (1) USI, and notice has been provided to USI by the USI Banks pursuant to clause (ii) above in respect of the USI Bank Facilities, USI agrees that, except as required by applicable bankruptcy law, it shall not seek any alternative or supplemental debtor-in-possession financing without the approval of the Majority Banks under the USI Bank Facilities and shall, in any event, use its reasonable best efforts consistent with its fiduciary duties to obtain the approval of the applicable bankruptcy court to maintain the USI Bank Facilities as its debtor-in-possession financing having the priority and security customary for debtor-in-possession financings and (2) Rexair, and notice has been provided to Rexair by the Rexair Banks pursuant to clause (ii) above in respect of the Rexair Bank Facilities, Rexair agrees that, except as required by applicable bankruptcy law, it shall not seek any alternative or supplemental debtor-in-possession financing without the approval of the Rexair Bank Majority and shall, in any event, use its reasonable best efforts consistent with its fiduciary duties to obtain the approval of the applicable bankruptcy court to maintain the Rexair Bank Facilities as its debtor-in-possession financing having the priority and security customary for debtor-in-possession financings; provided further that, in any event, Default Interest shall accrue on any such Loan in accordance with Section 3.02(g).


                                 ARTICLE VIII

                       GUARANTIES, COLLATERAL AND CLAIMS

     Section 8.01 Guaranties and Liens. Each Loan Party hereby agrees and covenants that, at all times, all Bank Facilities shall be entitled to the benefits of and shall benefit equally from each USI Bank Debt Guaranty and the Collateral, that the Rexair Banks shall be entitled to the benefits of and shall benefit equally from each Rexair Bank Debt Guaranty and the Rexair Collateral, and the Banks shall have a Lien on the Rexair Collateral second only to the Rexair Debt Lien.

     Section 8.02 Subrogation and Waiver. (a) Each Loan Party that is a guarantor under any USI Bank Debt Guaranty (including any Non-Shared Guaranty) or any Rexair Bank Debt Guaranty (a "Guarantor") or a grantor or pledgor with respect to any of the Collateral (a "Collateral Grantor") hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire, as such Guarantor or Collateral Grantor, against any other Loan Party or any other insider Guarantor or Collateral Grantor that have arisen or may arise from the existence, payment, performance or enforcement of such Loan Party's Obligations, as a Guarantor or Collateral Grantor of the Obligations, under or in respect of any Bank Facility or Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any secured or guaranteed creditor against any other Loan Party or any other insider Guarantor or Collateral Grantor or any collateral securing any of the guaranteed or secured Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Loan Party or any other insider Guarantor or Collateral Grantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Bank Exposure shall have been paid in full in cash, and all Commitments in respect thereof shall have expired or been terminated, and all Letter of Credit and Secured Hedge Agreements shall have expired or been terminated (the "Final Payment").

     (b) If any amount shall be paid to any Loan Party in violation of Section 8.02(a) at any time prior to the Final Payment, then such amount shall be received and held in trust for the benefit of the Banks, shall be segregated from other property and funds of the Loan Parties, and shall forthwith be paid or delivered to the Debt Coordinator in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the guaranteed or secured Obligations and all other amounts payable under the Credit Documents, whether matured or unmatured, in accordance with the terms of the Credit Agreement and such Loan Documents, or to be held as collateral for any such Obligations or other amounts payable under the Credit Agreement or other Loan Documents thereafter arising.

     (c) If any Loan Party, as a Guarantor or Collateral Grantor (and not as an Obligor), makes directly or indirectly any payment to any Bank of all or any part of any guaranteed or secured Obligations, and the Final Payment shall have occurred, then such Loan Party shall be expressly subrogated to the rights of the payee Bank under the applicable Credit Documents and such Bank will, at such Loan Party's request and expense, execute and deliver to such Loan Party appropriate documents, without recourse and without representation or warranty, necessary to evidence such subrogation, transfer or assignment to such Loan Party of an interest in the guaranteed or secured Obligations resulting from such payment made by such Loan Party as Guarantor or Collateral Grantor, pursuant to the Credit Agreement or other Loan Document.

     (d) Each such Loan Party further agrees that its obligations, as a Guarantor or Collateral Grantor, under the Credit Documents and this Section
8.01 are without claim, offset, counterclaim or defense of any kind and such obligations remain continuing obligations of such Loan Party until paid in full, including any attorney's fees and costs incurred by the Agent and in connection with the enforcement of any the Credit Documents and other Transaction Documents.

     Section 8.03 Release of Claims. As of the date hereof, each of the undersigned Loan Parties hereby acknowledges and agrees, for itself and for each of its Subsidiaries, that it does not have any defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the obligation of any Loan Party to pay any amounts owed in respect of any Bank Exposure under this Agreement or any other Amendment Document, Credit Document or Transaction Document or otherwise, or to seek affirmative relief or damages of any kind or nature from any of the following (each a "Bank Party"): the Debt Coordinator, the Agents, arrangers, book managers or syndication agents under any of the Bank Facilities, the Collateral Trustees, the Rexair Collateral Agent, and the Banks (including in their capacities as Issuers of Letters of Credit). Each of the undersigned Loan Parties, for itself and for each of its Subsidiaries, hereby voluntarily and knowingly releases and forever discharges each Bank Party and each of its Affiliates, officers, employees, agents, representatives, successors and assigns (each, a "Bank Related Person"), from all possible claims, actions, demands, causes of action, damages, costs, or expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the date hereof, which each or any Loan Party may now or hereafter have against any Bank Party or Bank Related Person, if any, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under this Agreement or any other Amendment Document, Credit Document or Transaction Document, or the negotiation and execution of this Agreement or any such other document.

     Section 8.04 Additional Guarantees and Collateral. Each Loan Party hereby agrees to provide, and to cause its respective Subsidiaries to provide, such additional guarantees and/or collateral (to the extent the granting thereof would not violate any existing contractual obligation or applicable law) as may from time to time be requested in accordance with Section 6.01(j) and (k).

     Section 8.05 Cash Collateral. Any cash or Permitted Cash Equivalents applied as a Letter of Credit Collateralization, an Unfunded Commitment Reduction or a Permanent Reduction of the Notes, shall at all times be deposited in segregated controlled accounts, including, in the case amounts to be applied to the Permanent Reduction of the Notes, a Notes Escrow Account, in each case, maintained at the Debt Coordinator subject to the Senior Debt Lien and the control of the Collateral Trustees pursuant to a control agreement acceptable to the Collateral Trustees and the Debt Coordinator (each a "Cash Collateral Account"), provided that the rights of all other Senior Debt shall be subordinated to the prior rights of the holders of such Senior Debt Exposure for whose benefit such deposit was made. In the absence of a default, utilization of any interest and other earnings on such Cash Collateral Accounts, and utilization of cash and Cash Equivalents on deposit in any such Cash Collateral Account containing only amounts applied to Unfunded Commitment Reductions, shall be governed by Section 3.04(b).

     Section 8.06 Release of Lien in Connection with Asset Dispositions. In the absence of a Default (other than a Default that is fully cured by the relevant disposition and application of proceeds thereof), upon the application of the Rexair Proceeds, the Shared Collateral Proceeds and the Non-Shared Proceeds of any permitted Asset Disposition that are subject to the Rexair Debt Lien, the Shared Collateral Lien and/or the Non-Shared Lien to the Permanent Reduction of Senior Debt Exposure as provided herein, the Debt Coordinator, acting for the Steering Committee Majority, shall direct the Collateral Trustees and, as applicable, the Rexair Collateral Agent to release the assets so disposed (but, not the proceeds thereof) from the Rexair Debt Lien, the Shared Collateral Lien and/or the Non-Shared Lien as applicable, and, if such Asset Disposition consists of the sale of the capital stock, or all or substantially all of the assets, of a Guarantor, such Guarantor shall automatically be released from the Guaranties; provided that (a)(i) at least 10 Business Days prior to the closing of such Asset Disposition (which time period may be reduced to no fewer than 5 Business Days at the sole discretion of the Debt Coordinator), each of the Banks are provided with a certificate (the "Initial Certificate") of the Chief Financial Officer of USI, stating the asset or assets to be sold, the general structure of the transaction (i.e., equity, assets or a combination of both), the full consideration for the Asset Disposition proposed to be paid, as of the date of such certification, the known or estimated amounts and purposes of any then contemplated escrows, and the estimated transaction costs of the disposition, and (ii) on or before the date of the closing of the Asset Disposition, each of the Banks are provided with a further certificate of the Secretary, President or other executive officer of USI, (A) describing any material modification of the transaction, (B) stating the actual consideration and transaction costs paid or to be paid, and the amounts and purposes of any escrows and retained indemnification obligations, and (C) certifying (1) that the board of directors of USI (or the independent finance committee thereof) and, if applicable, the board of any other selling Affiliate, has determined the amount of such consideration, which shall not be more than 5% less than as described in the Initial Certificate, to be fair market value, and the transaction costs and any escrows and retained indemnification obligations to be reasonable and (2) no Default exists other than a Default that will be fully cured by the relevant Asset Disposition and application of Net Cash Proceeds thereof; and


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                                      72


provided further that the Steering Committee Majority shall not be obligated to, and shall not, authorize the release of the Senior Debt Lien or the Rexair Debt Lien on any such asset and such Guarantor shall not be released from the Guaranties, (x) if a Default has occurred and is continuing or would occur as a result of the Asset Disposition, other than a Default that shall be and is fully cured by the Asset Disposition and the application of the Net Cash Proceeds thereof, or (y) if the Asset Disposition is anticipated to yield Net Cash Proceeds in excess of $150,000,000 and the Majority Banks shall have instructed the Steering Committee in writing, no later than 5 Business Days prior to the date for the closing of such Asset Disposition as stated in the Initial Certificate, not to release such Lien or Liens because they have determined that the requirements for such release as set forth in this Section
8.06 have not been satisfied or that a Default has occurred and is continuing or would occur as a result of the Asset Disposition, other than a Default that shall be and is fully cured by the Asset Disposition and the application of the Net Cash Proceeds thereof, and (b) in addition, in the case of any and all assets subject to the Rexair Debt Lien, unless prior to or simultaneously with such Asset Disposition all Bank Exposure under the Rexair Credit Agreement is repaid and on all commitments thereunder terminated, any such release shall be subject to the consent of each Rexair Bank.

     Section 8.07 Release of Lien in Connection with Exchange Offer. (a) In the absence of a Default, upon the consummation of the Exchange Offer the aggregate amount of funds in the Notes Escrow Account allocable to the 2003 Notes converted into Extended Notes pursuant to the Exchange Offer as on such date shall be automatically released from the Rexair Debt Lien, the Shared Collateral Lien and/or the Non-Shared Lien, as applicable, for Pro Rata application to the principal on the Extended Notes.

     (b) In the absence of a Default, if the Exchange Offer has been consummated and funds released in accordance with Section 8.07(a), then upon the final maturity or earlier payment at maturity of the Remaining Notes, the aggregate amount of funds the Notes Escrow Account allocable to the Remaining Notes as on such date shall be automatically released from the Rexair Debt Lien, the Shared Collateral Lien and/or the Non-Shared Lien, as applicable, for Pro Rata application to the principal on the Remaining Notes.


                                  ARTICLE IX

                    DEBT COORDINATOR AND STEERING COMMITTEE

     Section 9.01 Appointments and Authorizations. (a) Each of the Banks hereby irrevocably appoints Bank of America, N.A., as "Debt Coordinator", and hereby further irrevocably appoints and constitutes the "Steering Committee", to be comprised at any time of the Debt Coordinator and (i) JPMorgan Chase Bank, HSBC Bank USA, The Bank of New York and (ii) any other Bank that holds, and for so long as it holds, one of the three largest Pro Rata Shares of the Total Principal Exposure of all Banks under all Bank Facilities taken as a whole, each from time to time willing to serve on such committee (together with the Debt Coordinator, the "Steering Committee Members"); provided that (A) if at any time any of the otherwise qualifying Banks (1) is unwilling to serve on the Steering Committee or resigns from the Steering Committee in accordance with
Section 9.09(a) or (2) no longer holds any Bank Exposure (or, in the case of any Bank that is a Steering Committee Member pursuant to (ii) above, no longer holds one of the three largest Pro Rata Shares thereof), then such Bank shall cease to be a Steering Committee Member and (B) if, following its departure, the number of Banks (excluding the Debt Coordinator) comprising the Steering Committee would be 3 or less, then such departing Bank shall be replaced by the Bank holding the next largest Pro Rata Share that is not then a Steering Committee Member and is willing to serve, and such replacing Bank is hereby so appointed as a Steering Committee Member; provided further that that no Steering Committee Member shall be


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                                      73


permitted to act in such capacity at any time during which such Steering Committee Member is a Defaulting Bank.

     (b) The Debt Coordinator is hereby authorized and empowered (i) to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto, and (ii) without limiting the generality of the foregoing, to exercise all of the rights and powers of the Agents existing prior to the "Effective Date" of the Existing Agreement under the Credit Documents, including all such rights and powers under any and all Credit Documents and other Transaction Documents, including, without limitation, the rights and powers of any such Agent in its capacity as Required Representative or otherwise under the Collateral Trust Agreement and other Collateral Documents, subject, in the case of clauses (i) and (ii) above, to the further consent of any or all of the Banks as may be required by the other provisions of this Agreement. The Steering Committee and each Steering Committee Member are hereby authorized and empowered to exercise such powers and perform such duties as are expressly delegated to the Steering Committee by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto.

     (c) In the exercise of such rights and powers, each of the Debt Coordinator and the other Steering Committee Members shall be entitled to all rights, privileges, indemnities, limitations on liability, exculpatory provisions, releases, notice or lack of notice requirements, rights to rely and other provisions protective of the Agents, or any of them in any capacity, under each of the Credit Agreements and all other Credit Documents, Amendment Documents and other Transaction Documents, including, without limitation, those set forth in this Article, Article XI of the USI Credit Agreement, Section 12 of the Rexair Credit Agreement, Article VII of the Collateral Trust Agreement,
Section 16 of the Pledge and Security Agreement, Section 11 of the Rexair Pledge Agreement, and Article VIII of the Rexair Security Agreement, in each case as if set forth and restated in its entirety herein and as if applicable to any actions (or inactions) hereby authorized under or in respect of any or all of the Credit Documents, Amendment Documents or other Transaction Documents.

     (d) Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, neither the Debt Coordinator nor any Steering Committee Member, in its capacity as Debt Coordinator or Steering Committee Member, shall have any duties, obligations or responsibilities, except those expressly set forth herein, nor shall the Debt Coordinator, the Steering Committee or any Steering Committee Member have or be deemed to have any fiduciary relationship of any kind with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Documents or Transaction Document, or otherwise exist, against the Debt Coordinator or the Steering Committee.

     Section 9.02 Delegation of Duties. Each of the Debt Coordinator and the Steering Committee may execute any of its duties under this Agreement or any other Credit Document or Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Debt Coordinator nor the Steering Committee shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     Section 9.03 Liability. None of the Debt Coordinator, any Steering Committee Member, their Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact (collectively, the "Steering Committee Related Persons") shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document (except for their own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Loan Parties or any Subsidiary or Affiliate thereof, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Debt Coordinator or Steering Committee Member under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of any of the Loan Parties or any other party to any Transaction Document or Credit Document to perform its obligations hereunder or thereunder. No Steering Committee Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any of the Loan Parties.

     Section 9.04 Reliance. The Banks agree that the Debt Coordinator and each Steering Committee Member shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, e-mail or other electronic transmission, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Debt Coordinator), independent accountants and other experts selected by the Debt Coordinator or the Steering Committee, as the case may be. The Banks agree that the Debt Coordinator and the Steering Committee Majority shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of such Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Debt Coordinator and each Steering Committee Member shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Majority Banks or, as may be required by other provisions of this Agreement, certain or all of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

     Section 9.05 Notice of Default. Neither the Debt Coordinator nor any Steering Committee Member shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Debt Coordinator for the account of the Banks unless the Debt Coordinator shall have received written notice from a Bank or the Loan Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Debt Coordinator receives such a notice, the Debt Coordinator shall give notice thereof to the Banks. The Debt Coordinator shall take such action with respect to such Default or Event of Default as shall be requested by or with the consent of the Majority Banks in accordance with Article X; provided, however, that unless and until the Debt Coordinator shall have received any such request or consent, the Debt Coordinator may (but shall not be obligated to) take such action (other than any action under Article VII), or refrain from taking such action, with respect to such Default or Event of Default as it shall deem (in its sole discretion) advisable or in the best interest of the Banks.

     Section 9.06 Credit Decision. Each Bank expressly acknowledges that none of the Steering Committee Related Persons has made any representation or warranty to it and that no act by the Debt Coordinator, the Steering Committee or any Steering Committee Member hereinafter taken, including any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Debt Coordinator, the Steering Committee or any Steering Committee Member to any Bank. Each Bank represents to the Debt Coordinator, the Steering Committee and each Steering Committee Member that it has, independently and without reliance upon the Debt Coordinator, the


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                                      75


Steering Committee or any Steering Committee Member, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Loan Parties hereunder. Each Bank also represents that it will, independently and without reliance upon the Debt Coordinator, the Steering Committee or any Steering Committee Member and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Debt Coordinator or the Steering Committee, neither the Debt Coordinator, nor the Steering Committee, nor any Steering Committee Member shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of any of the Steering Committee Related Persons.

     Section 9.07 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify, upon demand, each of the Steering Committee Related Persons (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the expiration of the Independent L/Cs and the repayment of the Loans and the termination or resignation of the Debt Coordinator) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any other Transaction Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to any of the Steering Committee Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Debt Coordinator, the Steering Committee and each Steering Committee Member, as the case may be, upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney's fees) incurred by the Debt Coordinator, the Steering Committee or such Steering Committee Member in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein to the extent that such Debt Coordinator, the Steering Committee or Steering Committee Member is not reimbursed for such expenses by or on behalf of the Loan Parties. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other governmental authority of the United States or other jurisdiction asserts a claim that the Debt Coordinator did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Debt Coordinator of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Debt Coordinator fully for all amounts paid as a result thereof, directly or indirectly, by the Debt Coordinator as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Debt Coordinator under this Section 9.07, together with all costs and expenses (including attorney's fees). The obligation of the Banks in this Section 9.07 shall survive the payment of all Obligations hereunder.


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                                      76


     Section 9.08 Debt Coordinator and Steering Committee Members, in their Individual Capacities. BofA and its Affiliates, and each other Steering Committee Member and its Affiliates, may make Loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Loan Parties as though BofA or such other Steering Committee Member were not the Debt Coordinator or a Steering Committee Member hereunder and without notice to or consent of the Banks. With respect to its Loans and participations in Letters of Credit, BofA and any other Steering Committee Member shall have the same rights and powers under this Agreement and the other Transaction Documents as any other Bank and may exercise the same as though it were not the Debt Coordinator or a Steering Committee Member, and the terms "Bank" and "Banks" shall include BofA and each other Steering Committee Member in its individual capacity.

     Section 9.09 Successor Debt Coordinator or Steering Committee Member. (a) The Debt Coordinator or any other Steering Committee Member may resign as Debt Coordinator and/or Steering Committee Member, as applicable, upon 30 days' notice to the Banks and the Loan Parties, and in accordance with Section 9.01(a), any Steering Committee Member whose Pro Rata Share of Bank Exposure no longer qualifies it to sit on the Steering Committee shall, upon losing such qualification, be deemed removed from the Steering Committee.

     (b) Upon the acceptance by any Bank of a position as a replacement Steering Committee Member pursuant to Section 9.01(a), such Bank shall thenceforth and without further action required be and be deemed the duly authorized and empowered replacement Steering Committee Member in place of the resigning or disqualified member, entitled to all of the rights, privileges and protections afforded a Steering Committee Member hereunder, effective upon the effectiveness of such acceptance.

     (c) If the Debt Coordinator should resign, the Steering Committee (or any three (3) members thereof) shall appoint a successor Debt Coordinator, subject to the approval of the Majority Banks if no Event of Default has occurred and is continuing, such approval not to be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of the resignation of the Debt Coordinator, the Debt Coordinator may appoint, after consulting with the Steering Committee and subject to the approval of the Majority Banks if no Event of Default has occurred and is continuing, such approval not to be unreasonably withheld or delayed, a successor agent from among the Banks or any Affiliate. Any successor Debt Coordinator appointed under this Section 9.09 shall be a commercial bank organized under the laws of the United States or any State thereof, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of, and shall be entitled to all of the rights, privileges and protections afforded, of the retiring Debt Coordinator and the term "Debt Coordinator" shall mean such successor agent and the retiring Debt Coordinator's appointment, powers and duties as Debt Coordinator shall be terminated. After any retiring Debt Coordinator's resignation hereunder as Debt Coordinator, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Debt Coordinator under this Agreement. If no successor agent has accepted appointment as Debt Coordinator by the date which is 30 days following a retiring Debt Coordinator's notice of resignation, the retiring Debt Coordinator's resignation shall nevertheless thereupon become effective and the Steering Committee (or any three members thereof) shall perform all of the duties of the Debt Coordinator hereunder until such time, if any, as a successor Debt Coordinator is appointed as provided for above.

     Section 9.10 Arrangers, Syndication Agents and Others. None of the Arrangers under the USI Credit Agreement, the Joint Lead Arrangers, Joint Book Manager or Syndication Agent under the Rexair Credit Agreement, nor any Person at any time functioning in a like capacity under any


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                                      77


of the Bank Facilities, shall, in such capacity, have any duties or responsibilities, or shall incur any obligations or liabilities, under this Agreement. Each Bank acknowledges that it has not relied, and will not rely, on any such Person in deciding to enter into this Agreement.


                                   ARTICLE X

                           INTERCREDITOR ARRANGEMENTS

     Section 10.01 Voting and Consents. (a) Amendments and Waivers, Generally. Except as otherwise specifically provided in this Section 10.01 or elsewhere in this Agreement, any amendment or waiver of any of the provisions hereof must be in writing and signed or consented to by the Majority Banks (and in the case of an amendment, USI) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, it being understood and agreed that, except as otherwise expressly provided in this
Section 10.01, any amendment or waiver subject to any of the provisions of this
Section 10.01 may only be effected pursuant to the provisions of this Section
10.01 in lieu of any amendment provisions specified in any applicable Bank Facility and, if so effected, shall be deemed approved for and shall be binding upon all Banks and Bank Facilities. On all matters requiring the vote or consent of the Banks, all Banks shall vote as a single class with each Bank's vote being equal at any time to its Pro Rata Share of the Total Principal Exposure of all Banks under all Bank Facilities taken as a whole, the holders of a majority of such Total Principal Exposure of all Banks shall constitute the "Majority Banks", and the actions of the Majority Banks shall be binding on each of the Banks.

     (b) Actions Requiring all Banks. Without the written consent or approval of each Bank, (and in the case of an amendment, USI) no amendment or waiver of any provision of this Agreement or of any Amendment Document, or of any Credit Document or other Transaction Document may do any of the following:

          (i) reduce, other than on a Pro Rata basis in accordance with the provisions of this Agreement, the Bank Exposure (other than the Unfunded Commitments) of any Banks under any of the Bank Facilities (except in the case of any application of Rexair Proceeds, which amounts shall be applied Pro Rata solely among the Rexair Banks),

          (ii) amend or waive the provisions of this Article X, or

          (iii) change any matters expressly delegated to the Debt Coordinator and/or the Steering Committee pursuant to Article IX or any other provision of this Agreement, and with respect to such matters, the actions and decisions of the Debt Coordinator and the Steering Committee Majority shall be binding on each of the Banks.

     (c) Certain Rexair Related Matters. So long as any Rexair Bank Exposure remains outstanding, or any commitments with respect thereto have not been terminated, no amendment, waiver or consent shall, unless in writing and signed by:

          (i) except as provided in Section 8.06(b), all of the Rexair Banks (other than any such Bank that is, at such time, a Defaulting Bank), to permit or consent to (A) the release of all or substantially all of the Rexair Debt Collateral from the Rexair Debt Lien or (B) the release of all or substantially all of the aggregate value of the benefits collectively available to the Rexair Banks under any of the Rexair Bank Debt Guaranties,


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                                      78


          (ii) the Rexair Banks holding the majority of the Total Principal Exposure under the Rexair Facility (the "Rexair Bank Majority") (not including any Defaulting Bank at such time), to permit or consent to (A) except as provided in Section 8.06(b), any release of assets consisting of less than all or substantially all of the Rexair Collateral from the Rexair Debt Lien, (B) any transfers of assets (other than Excepted Assets) to any other Person (other than to any Loan Party that is not a Rexair Obligor) or (C) any amendment or waiver of any provision of Section 6.01(r),

          (iii) the Rexair Banks holding two-thirds of the Total Principal Exposure under the Rexair Facility, to permit or consent to any transfers of assets (other than Excepted Assets) from any of the Rexair Obligors to any Loan Party that is not a Rexair Obligor, or

          (iv) the USI Banks holding two-thirds of the Total Principal Exposure under the USI Bank Facilities, to permit or consent to any Investment in, or asset transfer from any Loan Party that is not a Rexair Obligor to, any of the Rexair Obligors.

     (d) Matters Requiring Consent of Each Affected Bank. No amendment, waiver or consent shall, unless in writing and signed by each affected Bank (other than any Bank that is, at such time, a Defaulting Bank) (and in the case of an amendment, USI), do any of the following at any time:

          (i) release or agree to release all or substantially all of the Collateral in any transaction or series of related transactions,

          (ii) release or agree to release all or substantially all of the aggregate value of the benefits collectively available to the Banks under any of the USI Bank Debt Guaranties,

          (iii) increase the commitments of such Bank under any Bank Facility,

          (iv) limit the liability of any Loan Party under any of the Credit Documents,

          (v) reduce, other than on a Pro Rata basis and in accordance with the terms hereof, the Commitments of such Bank, obligors or other credit extension providers under any of the Bank Facilities or the principal (or, in the case of letters of credit and acceptances, stated amount and face amount, respectively) of, or interest on, or any fees or other amounts payable with respect to any Credit Extension under any Bank Facility,

          (vi) postpone any date fixed for any payment or permanent reduction of principal (or, in the case of Letters of Credit and bankers' acceptances, stated amount and face amount, respectively or Letter of Credit Collateralization) of, or interest on, or any fees or other amounts payable with respect to any Credit Extension under any Bank Facility or postpone any date for any Permanent Reduction required hereunder, or

          (vii) during the continuance of any Default under Section 7.01 with respect to any amount owing to such Bank, waive as to a requested Credit Extension from such Bank, the condition precedent in Section 4.02(b).

     (e) Amendments and Consents Requiring Consent of Specific Banks. No amendment, waiver or consent shall, unless in writing and signed by the Majority Banks (not to include any Bank that is, at such time, a Defaulting
Bank) (and in the case of an amendment, USI) and:

          (i) the Debt Coordinator, modify any provision of Article IX applicable to the Debt Coordinator or any of the Agents, or any other provision of any Credit Document, Amendment Document or other Transaction Document applicable to the Debt Coordinator or any of the Agents,

          (ii) the Issuing Bank under any Bank Facility, modify any provision of such Bank Facility applicable to such Issuing Bank,

          (iii) the Swingline Bank under any Bank Facility, modify any provision of such Bank Facility applicable to such Swingline Bank,

          (iv) the Collateral Trustees, modify any provision of the USI Collateral Documents applicable to the Collateral Trustees, or

          (v) the Rexair Collateral Agent, modify any provision of the Rexair Collateral Documents applicable to the Rexair Collateral Agent.

     (f) Notices. Each Bank agrees that it will (or will instruct its representative or agent under each Bank Facility to which it is a party, as applicable, to) provide notice to the Debt Coordinator of any proposed amendment or waiver under any such Bank Facility. If the Debt Coordinator makes a determination that any of the elements of the type specified in any of the foregoing clauses (a) through (e) are present in such proposed amendment or waiver, it will deliver such proposed amendment or waiver to all of the Banks entitled to vote on or give its consent to such matter.

     Section 10.02 Defaults; Standstill. (a) If a default or event of default shall occur under any Bank Facility (a "Defaulted Bank Facility"), (i) each Bank party thereto agrees that it will (or will instruct its representative or agent under such Defaulted Bank Facility to which it is a party, as applicable,
to) promptly notify the Debt Coordinator, and the Debt Coordinator will promptly notify all Banks under all of the Bank Facilities, the Collateral Trustees and the Rexair Collateral Agent and (ii) from the Effective Date until the earlier of (1) the Maturity Date and (2) a Bankruptcy Event, (A) each Bank, upon the occurrence and during the continuance of an Event of Default under any Bank Facility to which it is a party, agrees that it will refrain from exercising any right, remedy or power available to it (including, without limitation, rights of set-off (whether or not a default or event of default shall have occurred) or acceleration and the right to reduce or terminate commitments), and (B) each Bank agrees that it will refrain from directing any of the Agents, the Collateral Trustees, the Rexair Collateral Agent, the Debt Coordinator or any other Person from taking any such action (including making claims under any guaranty) under such Defaulted Bank Facility or any applicable Credit Documents or applicable law related thereto, in either case, unless authorized to do so by the Majority Banks, acting through the Debt Coordinator. EACH OF THE BANKS ACKNOWLEDGES AND AGREES THAT, WITH RESPECT TO ANY COLLATERAL, IT SHALL HAVE NO RIGHT TO INDIVIDUALLY DIRECT THE COLLATERAL TRUSTEES, THE REXAIR COLLATERAL AGENT, THE DEBT COORDINATOR, ANY OF THE AGENTS, THE STEERING COMMITTEE OR ANY OTHER PERSON TO TAKE OR REFRAIN FROM TAKING ANY ACTION HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY BANK FACILITY OR UNDER APPLICABLE LAW, AND THAT ALL RIGHTS WITH RESPECT TO THE COLLATERAL SHALL BE VESTED SOLELY IN THE BANKS ACTING THROUGH THE COLLATERAL TRUSTEES OR THE REXAIR BANKS ACTING THROUGH THE REXAIR COLLATERAL AGENT (IN EACH CASE, AS INSTRUCTED BY THE DEBT COORDINATOR) AND OTHERWISE IN ACCORDANCE WITH THIS AGREEMENT; provided, however, that notwithstanding the foregoing, upon any drawing under a Letter of Credit, the applicable issuer thereof may request that the Collateral Trustees release, and the Collateral Trustees shall release, an amount equal to the amount of such drawing to the extent available for reimbursement from the Independent L/C Cash Collateral Account or L/C Cash Collateral Account, as applicable.

     (b) In case the Debt Coordinator, the Collateral Trustee or the Rexair Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or the other Transaction Documents and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Debt Coordinator, the Collateral Trustee or the Rexair Collateral Agent, then and in every such case each Bank shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under the other Transaction Documents with respect to the Collateral and in all other respects.

     Section 10.03 Other Actions. At the Loan Parties' cost, each Bank will make, execute, endorse, acknowledge, file and/or deliver to the Collateral Trustees and/or the Rexair Collateral Agent from time to time such powers of attorney (in form satisfactory to such Bank), documents, and other assurances or instruments and take such further steps relating to the Collateral as the Debt Coordinator may reasonably require to preserve or protect the security interests in the Collateral granted pursuant to the Transaction Documents.

     Section 10.04 Sharing of Non-Ratable Proceeds. If, upon or after (i) the occurrence of a Bankruptcy Event or the Maturity Date or (ii) any acceleration of Bank Debt, any Bank shall have obtained, whether through payments, prepayments, application of setoff, loss of Letter of Credit Collateralization by any Independent L/C Issuer or any Issuing Bank or otherwise (other than payments of amounts described in Sections 3.05(b)(ii), 3.05(c)(ii), 3.06 (as applicable to payments with respect to Rexair Debt only) and 3.07(b) above, "Rexair Proceeds"), payment in respect of its Total Principal Exposure in excess of its Pro Rata Share (as determined by reference to Schedule I as in effect as of the Effective Date), such Bank shall forthwith purchase from the other Banks such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment Pro Rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's Pro Rata Share of such recovery. The Loan Parties agree that any Bank so purchasing an interest or participating interest from another Bank pursuant to this Section 10.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of setoff) with respect to such interest or participating interest, as the case may be, as fully as if such Bank were the direct creditor of the respective Loan Parties in the amount of such interest or participating interest, as the case may be. The receipt by any Rexair Bank of any Rexair Proceeds shall be subject to ratable sharing provisions of Section 13.06 of the Rexair Credit Agreement.


                                  ARTICLE XI

                                 MISCELLANEOUS

     Section 11.01 Notices, Etc. All notices, requests and other communications provided for hereunder shall be in writing (which term includes facsimile) and shall be effective (A) when delivered to such party at its address set forth in the signature block of such party on the signature page hereto (or such other address as shall be designated by such party in a written notice to USI and the Debt Coordinator), (B) when transmitted to such party by facsimile addressed to it at its facsimile number set forth in the signature block of such party on the signature page hereto (or such other address as shall be designated by such party in a written notice to USI and the Debt Coordinator), and confirmation of receipt is received, and (C) 72 hours after being sent to such party by certified or registered United States mail, addressed to it at its address set forth in the signature block of such party on the signature page hereto (or such other address as shall be designated by such party in a written notice to USI and the Debt Coordinator), with first class or airmail postage prepaid, provided that any notice of or request for any borrowing, Letter of Credit or other extension of credit, any notice of default or request for a waiver or amendment of any provision of any Transaction Document, and any notice of payment of any Obligation under any Bank Facility, shall not be effective until received by the Debt Coordinator.

     Section 11.02 No Waiver; Remedies. No failure on the part of the Debt Coordinator, the Rexair Collateral Agent or the Collateral Trustees to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11.03 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     Section 11.04 Binding Effect; Novation. (a) Except as set forth in subsection (b) below, this Agreement shall become effective when it shall have been executed by the Loan Parties, the Agents, the Debt Coordinator, the Collateral Trustees, the Rexair Collateral Agent and the Banks and thereafter shall be binding upon and inure to their benefit and that of their respective successors and assigns, except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Debt Coordinator.

     (b) Articles II and III of this Agreement shall become effective upon the satisfaction of (i) subsection (a) above and (ii) the conditions precedent set forth in Section 4.01.

     (c) To the extent that any of the Bank Facilities contains any provision that requires the consent of any Loan Party to permit a Bank party to such Bank Facility to assign all of any part of its rights and obligations under or in respect of such Bank Facility to any assignee, such requirement shall terminate upon the occurrence and during the continuance of a Default. Except as provided in the preceding sentence, all provisions in each Bank Facility (other than the USI Credit Agreement) with respect to the assignment of the rights and obligations of any Bank thereunder shall continue to be in effect. All provisions relating to the assignment of rights and obligations of any Bank under the USI Credit Agreement, notwithstanding any provisions in the USI Credit Agreement to the contrary, are hereby amended and restated to read as set forth in Exhibit E.

     Section 11.05 Jurisdiction; Process Agent; Judgment Currency; Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment (other than, in any case, with respect to any foreclosure or other enforcement action with respect to or in any way related to the Collateral which is reasonably determined by the Debt Coordinator to be advisable to be brought in a court of local jurisdiction), and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court (or, in such local court, as aforesaid). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to any party hereunder in one currency into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures such party could purchase the first currency with such other currency in New York City on the day which is at least two Business Days prior to the day on which final judgment is rendered.

     (d) To the fullest extent permitted by law, the obligation of any party in respect of any sum payable hereunder by it to any other party hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than Dollars (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such other party of any sum adjudged to be so due in the Judgment Currency such other party may, in accordance with normal banking procedures, purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency which could have been so purchased is less than the sum originally due to such other party in the Agreement Currency, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and, if the amount of the Agreement Currency which could have been so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

     (e) To the extent that any of the parties hereto has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution or judgment or otherwise) with respect to itself or any of its property, each of the parties hereto hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Transaction Documents. Each of the parties hereto agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such act.

     Section 11.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 11.07 Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any Collateral Document now existing or hereafter entered into, the terms of this Agreement shall prevail.

     Section 11.08 Costs and Expenses. (a) The Loan Parties agree to pay on demand (i) all reasonable costs and expenses of the Debt Coordinator, each of the Agents, the Steering Committee, the Rexair Collateral Agent, the Collateral Trustees and each Bank in connection with the preparation, execution, and delivery of this Agreement (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Debt Coordinator and each Steering Committee Member, including all local counsel and foreign jurisdiction counsel, with respect to advising the Debt Coordinator, the Agents, the Steering Committee, the Rexair Collateral Agent and the Collateral Trustees as to their rights and responsibilities, and the rights and responsibilities of the Banks, or the perfection, protection or preservation of rights or interests, under the Transaction Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of their Subsidiaries with respect to waivers or extensions of waivers of Defaults or any events or circumstances that may give rise to a Default and with respect to contingency planning for a possible bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto, and any potential debtor-in-possession financing proposal by some or all of the Banks and (ii) all reasonable costs and expenses of the Debt Coordinator, each Agent, each Steering Committee Member, the Collateral Trustees, the Rexair Collateral Agent and each of the Banks in connection with the enforcement of the Transaction Documents, including, in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Debt Coordinator, the Agents, each Steering Committee Member, the Rexair Collateral Agent, the Collateral Trustees and each of the Banks with respect thereto).

     (b) The Loan Parties agree to indemnify and hold harmless the Debt Coordinator, the Steering Committee, each Agent and each Bank and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement and the other Transaction Documents, or any of the transactions contemplated hereby or thereby, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.08(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transactions contemplated by the Transaction Documents are consummated. Each of the Loan Parties also agrees not to assert any claim against any Indemnified Party, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents or any of the transactions contemplated thereunder or hereunder.

     (c) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Transaction Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Debt Coordinator or any Bank, in its sole discretion (and subject to reimbursement, in case of payment by the Debt Coordinator, under Section 9.07).

     (d) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Transaction Document, the agreements and obligations of the Loan Parties contained in this Section 11.08 shall survive the payment in full of all amounts payable hereunder, under the Bank Facilities and under any of the other Transaction Documents.

     Section 11.09 Register. The Debt Coordinator shall maintain at its address referred to in the signature pages hereof register for the recordation of the names and addresses of the Banks and the commitments of the Banks and other financial institutions under each Bank Facility from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Debt Coordinator, the Agents and the Banks shall treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, the Agents, the Debt Coordinator or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     Section 11.10 Waiver of Jury Trial. Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the Transaction Documents or the actions of the Debt Coordinator, any of the Agents, the Steering Committee, the Rexair Collateral Agent, the Collateral Trustees or any Bank in the negotiation, administration, performance or enforcement hereof or thereof.



              [The rest of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

      Contact Information for Notices                      Signatures
      -------------------------------                       ----------
      U.S. Industries, Inc.                      As Obligors and Loan Parties:
      Phillips Point - West Tower
      Suite 1108                                 U.S. INDUSTRIES, INC.
      West Palm Beach, FL  33401                 USI AMERICAN HOLDINGS, INC.
      Attn:  Bruce Clithero, Treasurer           USI ATLANTIC CORP.
      Phone:  (561) 514-3858                     USI GLOBAL CORP.
      Fax:  (561) 514-3846                       REXAIR, INC.
                                                 REXAIR HOLDINGS, INC.
      With a copy to:
      Steven C. Barre, Senior Vice President     As Loan Parties:
      and General Counsel
      Phone:  (561) 345-3885                     ASTERIA COMPANY
      Fax:  (561) 345-3888                       BATHCRAFT, INC.
                                                 BAYLIS BROTHERS INC.
                                                 BRUCKNER MANUFACTURING CORP.
                                                 CARLSBAD CORP.
                                                 COMPAX CORP.
                                                 ELJER INDUSTRIES, INC.
                                                 ELJER PLUMBINGWARE, INC.
                                                 ENVIRONMENTAL ENERGY COMPANY
                                                 EZ HOLDINGS, INC.
                                                 GARY CONCRETE PRODUCTS, INC.
                                                 GATSBY SPAS, INC.
                                                 HL CAPITAL CORP.
                                                 JACUZZI INC.
                                                 JACUZZI WHIRLPOOL BATH, INC.
                                                 JUSI HOLDINGS, INC.
                                                 KLI, INC.
                                                 KRIKLES CANADA U.S.A., INC.
                                                 KRIKLES EUROPE U.S.A., INC.
                                                 KRIKLES, INC.
                                                 LOKELANI DEVELOPMENT
                                                   CORPORATION
                                                 LUXOR INDUSTRIES INC.
                                                 MAILI KAI LAND DEVELOPMENT
                                                   CORPORATION
                                                 MOBILITE, INC.
                                                 NEPCO OF AUSTRALIA, INC.
                                                 NEPCO OF CANADA, INC.
                                                 NEPCO OF FORD HEIGHTS, INC.
                                                 NEPCO OF FULTON, INC.
                                                 NISSEN UNIVERSAL HOLDINGS INC.
                                                 OUTDOOR PRODUCTS LLC
                                                 PH PROPERTY DEVELOPMENT COMPANY
                                                 PLC REALTY INC.
                                                 REDMONT, INC.
                                                 SANITARY-DASH MANUFACTURING
                                                   CO., INC.
                                                 SHELBY PROPERTIES, INC.
                                                 STRATEGIC CAPITAL MANAGEMENT,
                                                   INC.
                                                 STRATEGIC MEMBERSHIP COMPANY
                                                 STREAMWOOD CORPORATION
                                                 SUNDANCE SPAS, INC.
                                                 TA LIQUIDATION CORP.
                                                 TRIMFOOT CO.
                                                 TT LIQUIDATION CORP.
                                                 UGE LIQUIDATION INC.
                                                 UNITED STATES BRASS CORPORATION
                                                 USI CAPITAL, INC.
                                                 USI FUNDING, INC.
                                                 USI PROPERTIES, INC.
                                                 USI REALTY CORP.
                                                 ZURCO, INC.
                                                 ZURNACQ OF CALIFORNIA, INC.
                                                 ZURN (CAYMAN ISLANDS), INC.
                                                 ZURN CONSTRUCTORS, INC.
                                                 ZURN DEVCO, INC.
                                                 ZURN EPC SERVICES, INC.
                                                 ZURN GOLF HOLDING CORPORATION
                                                 ZURN INDUSTRIES, INC.

                                                 By /s/ Steven C. Barre
                                                    ----------------------------
                                                    Name:  Steven C. Barre
                                                    Title: Vice President/
                                                           Senior Vice President

Bank of America, N.A.                           BANK OF AMERICA, N.A., as Debt
335 Madison Avenue                               Coordinator, USI Agent,
Fifth Floor                                      Rexair Agent, Rexair Collateral
New York, NY 10017                               Agent, USI Bank and Rexair Bank
Credit Contact:
Justin Hirsch                                   By /s/ Henry Y. Yu
Phone: (212) 503-7128                              -----------------------------
Fax: (212)503-7080                                 Name:  Henry Y. Yu
                                                   Title: Managing Director


The Collateral Trustees

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Wilmington Trust Company                        WILMINGTON TRUST COMPANY,
Rodney Square North                             not in its individual capacity
1100 North Market St.                           but solely as Collateral
Wilmington, DE 19890-1600                       Trustee (solely with respect to
Attn: Corporate Trust Division                  Sections 2.06(a) and 10.01(e))

                                                By  /s/ Bruce L. Bisson
                                                   -----------------------------
                                                   Name:  BRUCE L. BISSON
                                                   Title: Vice President

David A. Vanaskey                               DAVID A. VANASKEY, not in his
Rodney Square North                             individual capacity but solely
1100 North Market St.                           as Collateral Trustee (solely
Wilmington, DE 19890-1600                       with respect to Sections 2.06(a)
                                                and 10.01(e))

                                                Signed  /s/ David A. Vanaskey
                                                       -------------------------

The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

---------------------------------
---------------------------------            ABN AMRO BANK N.V.
---------------------------------
Fax:
        -------------------------
Attn:                                        By /s/ Neil J. Bivona
        -------------------------            -----------------------------------
Tel:                                         Name:  NEIL J. BIVONA
        -------------------------            Title: Group Vice President


                                             By /s/ William J. Teresky, Jr.
                                                --------------------------------
                                                Name:  WILLIAM J. TERESKY, JR.
                                                Title: Group Vice President


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

     Frederic Hall                           BANCA NAZIONALE DEL LAVORO SPA
---------------------------------            -----------------------------------
---------------------------------
---------------------------------
Fax:   (212) 765-2978
        -------------------------            By /s/ Frederic Hall
Attn:----------------------------               --------------------------------
                                                Name:  Frederic Hall
Tel:   (212) 314-0263                           Title: Vice President
        -------------------------



                                             By /s/ Leonardo Valentini
                                                --------------------------------
                                                Name:  Leonardo Valentini
                                                Title: First Vice President


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

The Bank of New York                         The Bank of New York
One Wall Street 16th flr
New York, NY 10286
Fax:  212-635-7290                           By /s/ James W. Whitaker
Attn:  James W. Whitaker                        --------------------------------
Tel:   212-635-8843                             Name:  James W. Whitaker
                                                Title: Senior Vice President


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Kevin Scheinkopf                             The Bank of Nova Scotia
---------------------------------            -----------------------------------
One Liberty Plaza
---------------------------------
New York, NY 10006
---------------------------------            By /s/ Todd S. Meller
Fax:   212-225-5145                             --------------------------------
       --------------------------               Name:  TODD S. MELLER
Attn:  Kevin Scheinkopf                         Title: MANAGING DIRECTOR
       --------------------------
Tel:   212-225-5311
       --------------------------


The Banks


  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

   1251 Avenue of the Americas               Bank of Tokyo Mitsubishi Trust
---------------------------------              Company
   New York, NY  10020                         ---------------------------------
---------------------------------
---------------------------------            By: /s/ Tod Angus
   Fax:   212-782-6444                          --------------------------------
          ----------------------                Name:  Tod Angus
   Attn:  T. Angus/R. Bhandari                  Title: Vice President
          -----------------------
   Tel:   212-782-4146
          -----------------------


  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

BNP Paribas                                  BNP Paribas
787 7th Avenue
New York, NY 10019
Fax: 212-841-2861                            By  /s/ PJ de Filippis
Attn: Debra Ritlier                              -------------------------------
Tel: 212-841-2382                            Name:  PJ de FILIPPIS
                                             Title: Managing Director


                                             By /s/ Cecile Scherer
                                                --------------------------------
                                                Name:   CECILE SCHERER
                                                Title:  Director Merchant
                                                        Banking Group


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

---------------------------------            Comerica Bank
---------------------------------
---------------------------------
Fax:  313-222-9011                           By  /s/ Hope McInerney
      ---------------------------                 ------------------------------
Attn: Hope McInerney                               Name:  Hope McInerny
      ---------------------------                  Title: Vice President
Tel:  313-222-8515
      ---------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Credit Suisse First Boston                   CREDIT SUISSE FIRST BOSTON
Eleven Madison Avenue
New York, NY 10010
Fax:  (212) 743-4554                         By /s/ Paul J. Corona
Attn:  Paul J. Corona                           --------------------------------
Tel:  (212) 538-3689                            Name:  PAUL J. CORONA
                                                Title: Director


                                             By /s/ Jay Chall
                                                --------------------------------
                                                Name:  Jay Chall
                                                Title: Director


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Deutsche Bank Trust Company                  Deutsche Bank AG New York Branch
Americas                                     -----------------------------------
31 West 52nd Street
New York, NY  10019                          By /s/ Diane F. Folfe
Fax:  646 324-7460                              --------------------------------
      ---------------------------               Name:  Diane F. Rolfe
Attn:    Diane Rolfe                            Title: Vice President
      ---------------------------
Tel:  646 324-2194
      ---------------------------

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Deutsche Bank Trust Company                  Deutsche Bank AG New York Branch
Americas                                     -----------------------------------
31 West 52nd Street
New York, NY  10019                          By /s/ Gina S. Thompson
Fax:  646 324-7460                              --------------------------------
      ---------------------------               Name:  Gina Thompson
Attn:    Diane Rolfe                            Title: Director
      ---------------------------
Tel:  646 324-2194
      ---------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Deutsche Bank Trust Company                  Deutsche Bank Trust Company
Americas                                       Americas
31 West 52nd Street                          -----------------------------------
New York, NY  10019                          By /s/ Diane F. Rolfe
Fax:  646 324-7460                              --------------------------------
      ---------------------------               Name:  Diane F. Rolfe
Attn:    Diane Rolfe                            Title: Vice President
      ---------------------------
Tel:  646 324-2194
      ---------------------------


  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

c/o Watershed Asset Management, LLC          Farallon Jacuzzi, LLC
Sub-Advisor                                  -----------------------------------
Fax:  (415) 391-3919                         By: Farallon Capital Management,
Attn: Paul Martin                                  LLC
Tel:  (415) 391-8900                             -------------------------------
pmartin@wcap.com                             By  /s/ Mark Mehrly
                                                 -------------------------------
                                                  Name:  Mark Wehrly
                                                  Title: Managing Member

                                             Authorized Co-Signatory:

                                             Watershed Asset Management, LLC
                                               as Sub-Advisor
                                             -----------------------------------

                                             By /s/ Meridee A. Moore
                                                --------------------------------
                                                Name:  Meridee A. Moore
                                                Title: Senior Managing Member


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Fleet National Bank                          Fleet National Bank
100 Federal Street, 6th Fl.                  -----------------------------------
Boston, MA  02110
Fax:  617-434-4877
Attn:  Brian P. Valenti
Tel:  617-434-0811                           By /s/ Brian P. Valenti
                                             -----------------------------------
                                                Name:  Brian P. Valenti
                                                Title: Vice President


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Michael Coseglia                             General Electric Capital
---------------------------------              Corporation
---------------------------------            -----------------------------------
---------------------------------
Fax:  203-316-7978
      ---------------------------            By /s/ W. Jerome McDermott
Attn:                                           --------------------------------
      ---------------------------               Name:  W. JEROME McDERMOTT
Tel:  203-316-7724                              Title: DULY AUTHORIZED SIGNATORY
      ---------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Michael Coseglia                             GE Capital CFE, Inc.
---------------------------------            ----------------------------------
---------------------------------
Fax:  203-316-7978
      ---------------------------            By /s/ W. Jerome McDermott
Attn:                                           -------------------------------
      ---------------------------               Name:  W. JEROME McDERMOTT
Tel:  203-316-7724                              Title: DULY AUTHORIZED SIGNATORY
      --------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Goldman, Sachs & Co.                         Goldman Sachs Credit Partners L.P.
---------------------------------            -----------------------------------
85 Broad St - 27th Floor
---------------------------------

New York, NY  10004                          By /s/ [Illegible]
---------------------------------               -------------------------------
Fax:  (212) 346-2608                            Name:
      ---------------------------               Title:
Attn: Tracy McCaffrey
      ---------------------------
Tel:  (212) 902-4425
      ---------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

John Northington, HSBC Bank USA                   HSBC BANK USA
---------------------------------            -----------------------------------
8 East 40th Street / 03
---------------------------------
New York, NY  10016                          By /s/ John P. Northington
---------------------------------               --------------------------------
Fax:  (212) 525-1335                            Name:  John P. Northington
      ---------------------------               Title: Vice President
Attn:  John Northington
      ---------------------------
Tel:  (212) 525-1450
      ---------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Doug Ogle                                    JPMorgan Chase Bank
---------------------------------            -----------------------------------
---------------------------------
---------------------------------
Fax:  201-595-6773
      ---------------------------            By /s/ Stephanie Parker
Attn:                                           --------------------------------
      ---------------------------               Name:  Stephanie Parker
Tel:  201-595-6885                              Title: Vice President
      ---------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Mariner Investment Group                     MARINER LDC
---------------------------------
500 Mamaroneck Avenue
---------------------------------            By /s/ Adam S. Cohen
Harrison, New York 10528                        --------------------------------
---------------------------------               Name:  Adam S. Cohen
Fax:  914-777-3363                              Title: Director
      ---------------------------
Attn: Adam S. Cohen
      ---------------------------
Tel:  914-798-4423
      ---------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Whippoorwill Associates, Inc.                The President & Fellows of Harvard
11 Martine Avenue, 11th Floor                   College Ref. Harvard Special
White Plains, NY 10606                          Situations Account
                                             By: Whippoorwill Associates,
Attn. Lourdes Manent                               Incorporated
Tel (914) 683-1002                           Its: Authorized Agent and Signatory
Fax (914) 683-1242/3269
---------------------------------            -----------------------------------


                                             By /s/ David A. Strumwasser
                                                --------------------------------
                                                Name:  David A. Strumwasser
                                                Title: Managing Director


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

                                             ROYAL BANK OF CANADA
---------------------------------            -----------------------------------
---------------------------------
---------------------------------
Fax:  212-428-3026
      ---------------------------            By /s/ Ray Chang
Attn: RAYMOND CHANG                             --------------------------------
      ---------------------------               Name:  R.S.CHANG
Tel:  212-428-0609                              Title: Vice President
      --------------------------
RBC Financial Group
RBC Banking
1 Liberty Plaza
165 Broadway, 5th Floor
New York, NY 10006-1404


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

Standard Federal Bank   M0900-330            Standard Federal Bank N.A.
---------------------------------            -----------------------------------
2600 W. Big Beaver Rd.
---------------------------------
Troy, Michigan 48084
---------------------------------            By /s/ David J. Bartlett
Fax:  248-816-4376                              --------------------------------
      ---------------------------               Name:  David J. Bartlett
Attn: David Bartlett                            Title: First Vice President
      ---------------------------
Tel:  248-816-4306
      ---------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

   527 Madison Avenue                        STB Delaware Funding Trust I
---------------------------------            -----------------------------------
   New York, NY  10022
---------------------------------
---------------------------------
Fax:    (212) 418-4848                       By /s/ Donald C. Hargadon
        -------------------------               --------------------------------
Attn:   Tim Nq                                  Name:  Donald C. Hargadon
        -------------------------               Title: Vice President
Tel:    (212) 326-0751
        -------------------------


The Banks

  Contact Information for Notices                      Signatures
  -------------------------------                      ----------

   277 Park Avenue                           SUMITOMO MITSUI BANKING CORPORATION
---------------------------------            -----------------------------------
   New York, NY  10172
---------------------------------
---------------------------------            By /s/ Edward D. Henderson, Jr.
Fax:    (212)  224-4384                         --------------------------------
        ------------------------                Name:  Edward D. Henderson, Jr.
Attn:   Edward McColly                          Title: Joint General Manager
        -------------------------
Tel:    (212)  224-4139
        -------------------------